UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

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☒   Preliminary Information Statement

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☐   Definitive Information Statement

NOVO NETWORKS, INC.

(Name of Registrant as specified in its charter)

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NOVO NETWORKS, INC.
6440 North Central Expressway, Suite 620
Dallas, Texas 75206
To the Stockholders of Novo Networks, Inc.:
      Our Board proposed a Certificate of Amendment to effect the following amendments to our Certificate of Incorporation:

•	To increase the aggregate number of shares that we will have the authority to issue from 225,000,000 to 6,600,000,000 shares, of which 6,000,000,000 shares will be shares of Common Stock, and 600,000,000 shares will be shares of Preferred Stock;

•	To change our name from Novo Networks, Inc. to Berliner Communications, Inc.;

•	To amend the Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock to reduce the conversion price of the Series B Convertible Preferred Stock to $0.014018, and thereby increase the number of shares of Common Stock issuable upon conversion of such shares of the Series B Convertible Preferred Stock to 321,015,546;

•	To amend the Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock to reduce the conversion price of the Series D Convertible Preferred Stock to $0.014018, and thereby increase the number of shares of Common Stock issuable upon conversion of such shares of the Series D Convertible Preferred Stock to 675,773,394;

•	To provide that, upon the filing of the Certificate of Amendment, all shares of Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, and Series E Convertible Preferred Stock will be automatically converted into Common Stock;

•	To effect a 1:300 reverse stock split, such that the outstanding shares of Common Stock and Convertible Preferred Stock will be reclassified and one new share of Common Stock will be issued for every 300 shares of existing Common Stock; and

•	To amend the Certificate of Incorporation, such that, after giving effect to the reverse stock split, the aggregate number of shares that we will have the authority to issue is 22,000,000 shares, of which 20,000,000 shares will be shares of Common Stock, and 2,000,000 shares will be shares of Preferred Stock.
      All of the foregoing matters are described in more detail in the attached Information Statement, and all capitalized terms are defined therein as well.
      On February 18, 2005, (i) the holders of over 66.67% of our Common Stock, voting as a single class together with the holders of the Series D Convertible Preferred Stock and the Series E Convertible Preferred Stock; (ii) the holders of over 66.67% of our Series B Convertible Preferred Stock, voting as a single class; (iii) all of the holders of our Series D Convertible Preferred Stock, voting as a single class; and (iv) the sole holder of our Series E Convertible Preferred Stock, voting as a single class, approved the Certificate of Amendment by written consent, to be effective 20 days from the date of the mailing of the Information Statement.
      The Information Statement is being sent to you for informational purposes only. We are not asking for a proxy or vote on any of the matters described therein. However, we encourage you to read the Information Statement carefully.

Sincerely,

Richard B. Berliner
Chief Executive Officer
Dallas, Texas
April      , 2005

INFORMATION STATEMENT AND NOTICE OF ACTION TAKEN WITHOUT A MEETING
VOTING SECURITIES AND PRINCIPAL HOLDERS
BACKGROUND
ACQUISITION OF SUBSTANTIALLY ALL OF THE ASSETS OF BERLINER COMMUNICATIONS, INC.
VOTING AGREEMENT
SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND PRINCIPAL STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CHANGE OF CONTROL
INTEREST OF CERTAIN PERSONS
DESCRIPTION OF CAPITAL STOCK
AMENDMENT 1.
AMENDMENT 2.
AMENDMENT 3.
AMENDMENT 4.
AMENDMENT 5.
AMENDMENT 6.
AMENDMENT 7.
FINANCIAL AND OTHER INFORMATION
DISSENTERS’ RIGHTS OF APPRAISAL
ADDITIONAL INFORMATION

NOVO NETWORKS, INC.
6440 North Central Expressway, Suite 620
Dallas, Texas 75206
INFORMATION STATEMENT
AND
NOTICE OF ACTION TAKEN WITHOUT A MEETING
       This Information Statement and Notice of Action Taken Without a Meeting is being furnished by the board of directors (the “Board”) of Novo Networks, Inc. (the “Company,” “we”, “our” or “us”) to the holders of our Common Stock (as defined herein) at April 18, 2005 (the “Record Date”) in connection with the filing of a certificate of amendment, in the form attached hereto as Annex A (the “Certificate of Amendment”), which would effect the following amendments to our Certificate of Incorporation (collectively, the “Charter Amendments”):

Amendment 1	To increase the aggregate number of shares which we will have the authority to issue from 225,000,000 to 6,600,000,000 shares, of which 6,000,000,000 shares will be shares of Common Stock, and 600,000,000 shares will be shares of Preferred Stock;

Amendment 2	To change our name from Novo Networks, Inc. to Berliner Communications, Inc.;

Amendment 3	To amend the Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) to reduce the conversion price of the Series B Convertible Preferred Stock to $0.014018, and thereby increase the number of shares of Common Stock issuable upon conversion of such shares of the Series B Convertible Preferred Stock to 321,015,546;

Amendment 4	To amend the Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock (the “Series D Certificate of Designation”) to reduce the conversion price of the Series D Convertible Preferred Stock to $0.014018, and thereby increase the number of shares of Common Stock issuable upon conversion of such shares of the Series D Convertible Preferred Stock to 675,773,394;

Amendment 5	To provide that, upon the filing of the Certificate of Amendment, all shares of Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, and Series E Convertible Preferred Stock will be automatically converted into Common Stock;

Amendment 6	To effect a 1:300 reverse stock split, such that the outstanding shares of Common Stock will be reclassified and one new share of Common Stock will be issued for every 300 shares of existing Common Stock; and

Amendment 7	To amend the Certificate of Incorporation, such that, after giving effect to the reverse stock split, the aggregate number of shares that we will have the authority to issue is 22,000,000 shares, of which 20,000,000 shares will be shares of Common Stock, and 2,000,000 shares will be shares of Preferred Stock.

      Pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), any action that may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under federal law these proposals may not be effected until at least 20 days after this Information Statement has first been sent to our stockholders, at which time, we intend to file the Certificate of Amendment with the Delaware Secretary of State (the “Effective Time”).
      Our Board obtained the required approval for the Charter Amendments by means of a written consent of stockholders, dated February 18, 2005 (the “Stockholders’ Written Consent”). A meeting to approve the Charter Amendments is therefore unnecessary, and our Board decided to forego the expense of having one.
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
      This Information Statement is first being mailed on or about April      , 2005, to the holders of our outstanding Common Stock as of the Record Date.

VOTING SECURITIES AND PRINCIPAL HOLDERS
      As of the Record Date, we had issued and outstanding approximately:

•	200,000,000 shares of issued and outstanding common stock, par value $0.00002 per share (the “Common Stock”), held by approximately 1,213 stockholders of record;

•	No shares of issued and outstanding Series A Convertible Preferred Stock, par value $0.00002 per share (the “Series A Preferred Stock”);

•	4,500 shares of issued and outstanding Series B Convertible Preferred Stock, par value $0.00002 per share (the “Series B Preferred Stock”) held by 18 stockholders of record;

•	No shares of issued and outstanding Series C Convertible Preferred Stock, par value $0.00002 per share (the “Series C Preferred Stock”);

•	9,473 shares of Series D Convertible Preferred Stock, par value $0.00002 per share (the “Series D Preferred Stock”) held by two stockholders of record; and

•	3,913,669 shares of Series E Convertible Preferred Stock, par value $0.00002 per share (the “Series E Preferred Stock”) held by one stockholder of record.
      Set forth below is information as to each class of our voting securities entitled to vote on the Charter Amendment, together with the number of outstanding shares of each such class and number of votes to which each class is entitled.

		Number of Votes to
	Number of Shares	Which Such Class is
Class of Security	Outstanding	Entitled

Common Stock	200,000,000	—	(1)
Series B Preferred Stock	4,500	4,500
Series D Preferred Stock	9,473	9,473
Series E Preferred Stock	3,913,669	3,913,669
Common Stock, voting together as a class with both the holders of the Series D Preferred Stock, voting on an as-converted basis, and the holders of the Series E Preferred Stock, voting on an as-converted basis		4,115,021,332	(2)

(1)	The Common Stock does not have the right to vote separately as a class without voting together with the holders of the Series D Preferred Stock and Series E Preferred Stock.

(2)	Based on 200,000,000 shares of Common Stock issued and outstanding, plus 9,473 shares of Series D Preferred Stock, which represents 1,353,286 votes on an as-converted basis, plus 3,913,669 shares of Series E Preferred Stock, which represents 3,913,668,046 votes on an as-converted basis.
BACKGROUND
      During the third quarter of fiscal 2004, we began to pursue a revised plan of operation because of our liquidity position, the increasingly remote possibility of us finding and consummating a viable transaction for the redeployment of our remaining cash assets (a “Business Opportunity”) and our belief that, under any liquidation scenario, our stockholders would not receive any recovery on or value for their holdings. This determination was made based on our belief that the most beneficial transaction for our stockholders would involve the exchange of a certain amount of our Common Stock for the business of a privately held company (a “Strategic Combination”) that valued our assets, including, without limitation, our cash, and our status as a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In pursuing the best Strategic Combination possible, we believed that it would be necessary to effect a recapitalization that would have resulted in all of the holders of our Preferred Stock electing to convert their shares into Common Stock, at a negotiated and substantially reduced conversion price (a “Recapitalization Event”). Considering our limited cash, we believed that the most likely form of Strategic Combination would involve a substantial portion of the consideration being paid in the form of Common Stock.
      During the three months ended March 31, 2004, we contemplated a Recapitalization Event. Despite significant efforts, we were unable to accomplish a Recapitalization Event in the third quarter of fiscal 2004. Our belief continued to be that we would be in a better position to consummate a Strategic Combination if we were able to achieve such a Recapitalization Event. Accordingly, we proposed another Recapitalization Event on January 6, 2005, and after several rounds of negotiations, we were ultimately able to obtain the necessary approval from the requisite number of holders of our Series B Preferred Stock and our Series D Preferred Stock (collectively with the Series B Preferred Stock and the Series E Preferred Stock, the “Preferred Stock”). The Recapitalization Event will be completed upon the filing of the Certificate of Amendment with the Delaware Secretary of State.
ACQUISITION OF SUBSTANTIALLY ALL OF THE ASSETS OF
BERLINER COMMUNICATIONS, INC.
      On February 18, 2005, we entered into an asset purchase agreement, a copy of which is attached to this Information Statement as Annex B (the “Purchase Agreement”), with Berliner Communications, Inc. (“Berliner Communications”) and BCI Communications, Inc. (“BCI”), a Delaware corporation and our wholly-owned subsidiary, whereby BCI acquired (the “Acquisition”) substantially all of the assets (the “Berliner Assets”) and assumed certain of the liabilities of Berliner Communications. Under the Purchase Agreement, BCI acquired the Berliner Assets in exchange for the issuance of our capital stock as follows:

•	147,676,299 shares of newly issued, non-assessable shares of our Common Stock; and

•	3,913,669 shares of newly issued, non-assessable shares of our Series E Preferred Stock.
      The purchase price was based upon the respective working capital amounts, net worths and other balance sheet items of Berliner Communications and us. Neither party has agreed to indemnify the other for any losses or liabilities arising from the consummation of the transaction.
VOTING AGREEMENT
      In connection with the Acquisition, we entered into a voting agreement (the “Voting Agreement”) with Berliner Communications, as a holder of a majority of our Common Stock and as the sole holder of our newly issued Series E Preferred Stock, and the holders of more than 66.67% of our Series B Preferred Stock and Series D Preferred Stock, respectively. A copy of the Form of Voting Agreement is attached as Annex C to this Information Statement.
      Under the terms of the Voting Agreement, the holders of over 66.67% of our Common Stock, voting as a single class together with the holders of the Series D Preferred Stock and the Series E Preferred Stock, as well as the holders of the Preferred Stock, each voting as a separate class, authorized, and gave us their proxy, to vote in their name for the approval of the filing of the Certificate of Amendment, which will effect the Charter Amendments.
      In addition to approving the Charter Amendments, the Voting Agreement also provides for the following:

1. All of the holders of shares of Series D Preferred Stock agreed that (i) from and after the date of the closing of the Acquisition, the holders of the Series D Preferred Stock would be deemed to have (a) waived all future rights, as holders of Series D Preferred Stock, to the quarterly dividends provided for in Section 1 of the Series D Certificate of Designation payable after December 31, 2004 (the “Series D Future Dividends”), without affecting their right to receive dividends that have accrued through December 31, 2004, regardless of whether the Series D Future Dividends were payable in cash or stock, and (b) released us from our obligation to pay the Series D Future

Dividends, notwithstanding anything to the contrary in the Series D Certificate of Designation; (ii) for purposes of Section 2.4 of the Series D Certificate of Designation, (a) acknowledged that the liquidation preference granted to the Series E Preferred Stock that we issued to Berliner Communications as consideration for the Acquisition would not constitute a liquidation preference greater in amount than the purchase price of the Series E Preferred Stock, plus dividends, if any, accrued but unpaid on such purchase price, and (b) waived any right that they had to challenge or otherwise dispute such a determination; and (iii) for purposes of Section 2.3(a) of the Series D Certificate of Designation, we would not be required to treat the issuance of the Series E Preferred Stock to Berliner Communications as a liquidation, dissolution, or wind-up of our affairs. All accrued dividends will be converted into shares of Common Stock and delivered to the holders of our Series D Preferred Stock on the Effective Date.

2. Holders of more than 66.67% of the shares of Series B Preferred Stock and the holders of all of the shares of the Series D Preferred Stock, each voting separately as a class, approved, consented to and agreed with the issuance of the Series E Preferred Stock to Berliner Communications.

3. Holders of more than 66.67% of the shares of the Series B Preferred Stock, holders of all of the shares the Series D Preferred Stock, and holders of all of the shares of the Series E Preferred Stock, each voting separately as a class approved, consented to and agreed that, regardless of the provisions set forth in the respective certificates of designation for the Series B Preferred Stock, the Series D Preferred Stock, and the Series E Preferred Stock, as such provisions exist at the time immediately prior to the Effective Time (and without affecting the obligations of the holders of the Preferred Stock to effect the conversion of the Preferred Stock into Common Stock upon the effectiveness of the Certificate of Amendment), in the event of any voluntary or involuntary liquidation (whether complete or partial), or wind-up of our affairs (including a “Deemed Liquidation,” as defined in the Series D Certificate of Designation), that prior to the holders of the Common Stock receiving any proceeds from such a liquidation event, the holders of the Preferred Stock will share ratably in the collective value of (a) the liquidation preference of the Series B Preferred Stock as of December 31, 2004; (b) the liquidation preference of the Series D Preferred Stock as of December 31, 2004; and (c) the agreed-upon liquidation value of the Series E Preferred Stock, as designated in the Purchase Agreement in the following percentages: 6.57% to the holders of the Series B Preferred Stock; 13.82% to the holders of the Series D Preferred Stock; and 79.61% to the holders of the Series E Preferred Stock.

4. Holders of the Series D Preferred Stock agreed that, during the period beginning on the date of the closing of the Acquisition and until the Effective Time, they would exercise their right to designate one of the three members not selected by Berliner Communications to our Board in consultation with the holders of the Series B Preferred Stock. However, they subsequently declined to exercise this right.

5. We, along with the holders of the Series B Preferred Stock, the Series D Preferred Stock, and Berliner Communications agreed that, for the period beginning on the Effective Time and continuing until the date that the current holders of the Series B Preferred Stock and the Series D Preferred Stock (the “Converted Preferred Stockholders”) collectively hold less than 30% of the shares of Common Stock held by the Preferred Stockholders at the Effective Time, Berliner Communications will nominate for election, vote all shares of our Common Stock that Berliner Communications now holds or will hold in the future for, and otherwise support, one individual designated by the holders of 75% of the Common Stock held by the Converted Preferred Stockholders to our Board, assuming that there are five directors, or such other number of director designees as will equal 20% of the total membership of our Board in the event of any increase in the size of the Board. Berliner Communications also agreed not to vote to remove any such director designee unless such removal is requested in writing by holders of 75% of the Common Stock then held by Converted Preferred Stockholders. If any such director designee ceases, any reason, to serve as a member of our Board during his or her term of office, Berliner Communications also agreed to vote all shares of our

Common Stock that Berliner Communications now holds or will hold in the future for the election of such new director designee as will be recommended in writing by the holders of 75% of the Common Stock then held by such Converted Preferred Stockholders.

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND
PRINCIPAL STOCKHOLDERS
      The following table sets forth information with respect to the beneficial ownership of our Common Stock as of the Record Date by: (1) each person who is a beneficial owner of more than 5% of our Common Stock, (2) each of our directors, (3) each of our named executive officers, and (4) all of our executive officers and directors as a group. Unless otherwise indicated, the address of each listed stockholder is in care of us at 6440 North Central Expressway, Suite 620, Dallas, Texas 75206.

										Voting Power of the
										Common Stock if
										Voting Together with
										the Series D Preferred
				Series B		Series D		Series E		Stock and Series E
	Common Stock(1)			Preferred		Preferred		Preferred		Preferred Stock

	Number of			Number		Number		Number		Number of
Holders	Shares		%	of Shares	%	of Shares	%	of Shares	%	Votes	%(12)

Richard B. Berliner	147,676,299	(2)	73.8%	0	*	0	*	3,913,669	*	4,061,344,345	98.7%
Steven W. Caple	646,385	(3)	*	0	*	0	*	0	*	646,385	*
Ralph R. Ianuzzi, Jr.	0		*	0	*	0	*	0	*	0	—
Patrick G. Mackey	1,017,157	(4)	*	0	*	0	*	0	*	1,017,157	*
Peter J. Mixter	50,000	(5)	*	0	*	0	*	0	*	50,000
Mehran Nazari	0		*	0	*	0	*	0	*	0	—
John Stevens Robling, Jr.	170,000	(6)	*	0	*	0	*	0	*	170,000	*
Barrett N. Wissman	4,852,659	(7)	2.4%	0	*	0	*	0	*	4,852,659	*
Officers and Directors as a Group (Eight Persons)	154,412,500	(8)(11)	75.5%	0	*	0	*	0	*	4,068,080,546	*
Berliner Communications	147,676,299	(11)	73.8%	0	*	0	*	3,913,669	100%	4,061,344,345	98.7%
Hunt Asset Partners, LP	10,316,200	(9)	5.2%	0	*	0	*	0	*	10,316,200	*
IEO Investments Limited	10,316,200	(10)	5.2%	0	*	0	*	0	*	10,316,200	*

*	Represents less than one percent.

(1)	For purposes of this table, a person is deemed to have beneficial ownership of the number of shares of Common Stock that such person has the right to acquire within 60 days of the Record Date. Percentages have been based on us having 200,000,000 shares of Common Stock issued and outstanding. For purposes of computing the percentage of outstanding shares of Common Stock held by any individual listed in this table, any shares of Common Stock that such person has the right to acquire pursuant to the exercise of a stock option exercisable within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Represents shares directly held by Berliner Communications that Mr. Berliner may be deemed to beneficially own as a result of his positions as President, Chief Executive Officer and Chairman of the Board of Berliner Communications, a corporation of which Mr. Berliner is also approximately a 31% equity owner. For purposes of this column of the chart, we have excluded the 3,913,668,046 shares of Common Stock issuable upon conversion of the shares of Series E Preferred Stock, which are directly owned by Berliner Communications. Conversion of the Series E Preferred Stock is expressly conditioned upon the filing of the Certificate of Amendment, as there are currently no shares of authorized Common Stock available to accommodate such conversion. Mr. Berliner disclaims beneficial ownership of such shares.

(3)	Includes (a) 26,385 shares of Common Stock owned directly and (b) vested options to purchase 620,000 shares of Common Stock.

(4)	Includes (a) 17,157 shares of Common Stock owned directly and (b) vested options to purchase 1,000,000 shares of Common Stock.

(5)	Includes vested options to purchase 50,000 shares of Common Stock.

(6)	Includes (a) 120,000 shares of Common Stock owned directly and (b) vested options to purchase 50,000 shares of Common Stock.

(7)	Includes (a) 25,000 shares of Common Stock owned directly, (b) vested options to purchase 2,950,000 shares of Common Stock, (c) 1,741,659 shares of Common Stock held by Sienna Continuity Trust, for which Mr. Wissman is a beneficiary, and (d) 136,000 shares of Common Stock held by Sandera Partners, LP, in which Mr. Wissman has shared control. Mr. Wissman disclaims beneficial ownership of the shares of Common Stock held by Sienna Continuity Trust and Sandera Partners, LP. The address for Mr. Wissman is Post Office Box 1011, Fredriksted, St. Croix, United States Virgin Islands 00841.

(8)	Includes vested options to purchase 4,670,000 shares of Common Stock.

(9)	This information is based on information reported by the stockholder in filings made with the Securities and Exchange Commission (the “Commission”). The address of Hunt Asset Partners, LP is 1601 Elm Street, 40th Floor, Dallas, Texas 75201.

(10)	This information is based on information reported by the stockholder in filings made with the Commission. The address of IEO Investments Limited is Hunkins Waterfront Plaza, Main Street Post Office Box 556, Charlestown, Nevis, West Indies. IEO Investments Limited is owned by Hunt Asset Partners, LP.

(11)	For purposes of this column of the chart, we have excluded the 3,913,668,046 shares of Common Stock issuable upon conversion of the shares of Series E Convertible Preferred Stock directly owned by Berliner Communications. Conversion of the Series E Convertible Preferred Stock is expressly conditioned upon the filing of the Certificate of Amendment, as there are currently no shares of authorized Common Stock available to accommodate such conversion.

(12)	Represents the collective voting power of shares of Common Stock, Series D Preferred Stock, on an as-converted basis, and Series E Preferred Stock, on an as-converted basis. Percentages are based on 4,115,021,332 votes which consists of the 200,000,000 shares of Common Stock that are currently issued and outstanding, plus 9,473 shares of Series D Preferred Stock, which represents 1,353,286 votes on an as- converted basis, and 3,919,669 shares of Series E Preferred Stock, which represents 3,913,668,046 votes on an as-converted basis.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), requires that our directors, executive officers, and individuals who own more than 10% of a registered class of our equity securities to file initial reports of ownership and changes in ownership of Common Stock with the Commission. Such persons are required by applicable regulations to furnish us with copies of all Section 16(a) reports that they file. To our knowledge, based solely on the review of the copies of such reports furnished to us, all of our directors, officers and 10% stockholders have complied with the applicable Section 16(a) reporting requirements for the fiscal year ended June 30, 2004, except for the late filing of a Form 3 and a Form 4 for Peter J. Mixter, due to a delay in the receipt of electronic filing codes, and a Form 4 for each of Barrett N. Wissman, John Stevens Robling, Jr. and Russell W. Beiersdorf, due to certain strategic efforts of ours that were underway at the time of their annual stock option grants.

CHANGE OF CONTROL
      As a result of us entering into the Purchase Agreement, a change of control occurred. As consideration for BCI’s acquisition of the Berliner Assets, we issued to Berliner Communications 147,676,299 newly issued and non-assessable shares of our Common Stock and 3,913,669 newly issued and non-assessable shares of our Series E Preferred Stock. For more information on the transaction, please refer to the section entitled “Acquisition of Substantially All of the Assets of Berliner Communications, Inc.” above. Consequently, Berliner Communications now holds 73.8% of our Common Stock and 100% of our Series E Preferred Stock. The holders of our Common Stock vote as a single class together with the holders of our Series D Preferred Stock and the holder of our Series E Preferred Stock on an as-converted basis. Under those circumstances, Berliner Communications’ ownership represents 98.7% of such voting power. Upon the filing of the Certificate of Amendment and the adoption of the Charter Amendments, Berliner Communications will hold 4,061,344,345 shares, or approximately 79.4% of our Common Stock, subject to the 1:300 reverse stock split.
      Under the terms of the Purchase Agreement, Berliner holds the right to appoint three directors to our Board. On February 18, 2005, we increased the size of our Board from four to six members and appointed Richard B. Berliner, Ralph R. Ianuzzi, Jr. and Mehran Nazari as members to fill the vacant and newly created director seats. Furthermore, in accordance with the terms of the Purchase Agreement, we appointed Richard B. Berliner as our Chairman of the Board and as our Chief Executive Officer, effective as of February 18, 2005. The members of our Board immediately prior to the consummation of the Purchase Agreement agreed to resign from their positions on the Board, effective upon the filing of the Charter Amendments with the Delaware Secretary of State, which is expected to occur 20 calendar days following the mailing of this Information Statement to our stockholders.
INTEREST OF CERTAIN PERSONS
      Richard B. Berliner is our Chief Executive Officer and Chairman of the Board. He also is the President, Chief Executive Officer, Chairman of the Board, and holder of approximately 31% of the common stock of Berliner Communications. Berliner Communications currently holds 73.8% of our Common Stock and controls 98.7% of our voting power. For more information on stock ownership, please refer to the section entitled “Change of Control” above. Mr. Berliner is also a party to a voting agreement, whereby he can exercise 64% or more of the voting securities of Berliner Communications towards the appointment of his designees to the Board of Berliner Communications. Messrs. Ianuzzi and Nazari are not only members of our Board, but also of the Board of Berliner Communications, and serve as Mr. Berliner’s designees. Mr. Ianuzzi also holds 50,000 shares of the common stock of Berliner Communications. Upon the increase in our authorized Common Stock and the conversion of the Preferred Stock, Berliner Communications will increase its Common Stock ownership from 147,875,299 shares to 4,061,344,345 shares or approximately 79.4% of our outstanding Common Stock. As such, Berliner Communications will directly benefit from the adoption of the Charter Amendments.
DESCRIPTION OF CAPITAL STOCK
      Common Stock. Holders of our Common Stock are entitled to one vote per share on all matters to be voted upon by our stockholders. The holders of our Common Stock are not entitled to cumulative voting rights with respect to the election of directors, and as a result, stockholders owning less than a majority of our voting stock will not be able to elect any directors on the basis of their votes alone. Subject to limitations under Delaware law and preferences that may apply to any outstanding shares of Preferred Stock that may be outstanding from time to time, holders of our Common Stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available for that purpose. In the event of our liquidation, dissolution or wind-up, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities, subject to the liquidation preference of any outstanding Preferred Stock. The holders of our Common Stock have no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of Preferred Stock that we may designate and issue in the future.
      Increasing our authorized shares of capital stock will not have any effect on our corporate status, the rights of stockholders or the transferability of outstanding stock certificates. Our Board has determined that the current number of authorized shares of Common Stock is insufficient in light of the number of shares of Common Stock that must be issued upon the conversion of the Preferred Stock. In order to issue the necessary number of shares of Common Stock required for the conversion of the Preferred Stock, the number of authorized shares of our Common Stock must be increased. Our Board has determined, with respect to the commitments in the Purchase Agreement and Voting Agreement, the number of shares of our capital stock to which our authorized shares are being increased is necessary and in the best interests of our stockholders.
      Series A Convertible Preferred Stock. All of the shares of our Series A Preferred Stock were converted to Common Stock on December 21, 1999, and no shares remained outstanding as of February 18, 2005. Accordingly, the Charter Amendments will have no effect on our Series A Preferred Stock.
      Series B Convertible Preferred Stock. We have the authority to issue up to 25,000 shares of Series B Preferred Stock, of which, 4,500 shares were issued and outstanding as of February 18, 2005. We may, at any time and from time to time, pursuant to a resolution of the Board, redeem all or any of the outstanding shares of Series B Preferred Stock for $1,000 per share pro rata among the holders thereof; provided that, no less than 750 shares of Series B Preferred Stock are redeemed at one time (a “Series B Redemption”). Each share of Series B Preferred Stock is convertible into 72.46377 shares of our Common Stock, subject to adjustment upon the occurrence of certain enumerated events. Such conversion is mandatory on the date following the completion by us of an underwritten public offering with proceeds of no less than $50,000,000 at a price per share of no less than $27.60; provided that, the trading volume for shares of Common Stock for the preceding three consecutive calendar months has equaled or exceeded 700,000 shares per month (a “Series B Mandatory Conversion”). Furthermore, on the tenth business day immediately following the last of any five consecutive trading days on which the market price of the Common Stock equals or exceeds an amount equal to $34.50, we may elect to convert each outstanding share of Series B Preferred Stock into Common Stock at any time that (a) any shares of Series B Preferred Stock are outstanding and (b) the trading volume for shares of Common Stock has equaled or exceeded 700,000 shares per month for three consecutive calendar months (a “Series B Company Conversion”). At any time prior to a Series B Redemption, Series B Mandatory Conversion or Series B Company Conversion, each holder of Series B Preferred Stock has the right to convert any or all of such holders shares of Series B Preferred Stock into Common Stock. The holders of the Series B Preferred Stock have no rights to the payment of dividends, regardless of whether we declare or pay dividends on any other class of preferred stock or Common Stock. The holders of the Series B Preferred Stock have no voting rights, except as prescribed under the DGCL. The Series B Preferred Stock has a liquidation preference equal to $1,000 per share, subject to adjustment upon the occurrence of certain enumerated events.
      Upon the filing of the Certificate of Amendment, the conversion ratio of the Series B Stock will be revised. As a result of the revision, each holder of Series B Preferred will receive approximately 984.4 times the number of shares of Common Stock each holder would have received under the prior conversion ratio. Upon revision of the conversion ratios, the holders of Series B Preferred Stock will receive an aggregate of 321,015,546 shares of Common Stock (instead of the existing aggregate of 326,087 shares under the Series B Certificate of Designation upon conversion of the Preferred Stock subject to the 1:300 reverse stock split.
      Series C Convertible Preferred Stock. The Series C Preferred Stock was retired on February 9, 2004, in connection with the settlement of a lawsuit that was filed against us by Eos Partners, LP, Eos Partners SBIC, LP, Eos Partners (Offshore), LP, Kuwait Fund for Arab Economic Development and TBV

Holdings Ltd., and no shares remained outstanding as of February 18, 2005. Accordingly, the Charter Amendments will have no effect on our Series C Preferred Stock.
      Series D Convertible Preferred Stock. We have the authority to issue up to 50,000 shares of Series D Preferred Stock, of which 9,473 shares were issued and outstanding as of February 18, 2005. Each share of Series D Preferred Stock is convertible into 166.66667 shares of our Common Stock, subject to adjustment upon the occurrence of certain enumerated events. Such conversion is mandatory on the date following the completion by us of an underwritten public offering with proceeds of no less than $50,000,000 at a price per share of no less than $35.80; provided that, for the preceding three consecutive calendar months the trading volume for shares of Common Stock has equaled or exceeded 700,000 shares per month (a “Series D Mandatory Conversion”). We may elect to convert each outstanding share of Series D Preferred Stock into Common Stock at any time that (i) any shares of Series D Preferred Stock are outstanding and (ii) during the 30 trading days following the last of any 10 consecutive trading days for which the average market price of the Common Stock equals or exceeds $35.80 per share; provided that, for the three consecutive calendar months ended on the last day of the month immediately preceding the month in which a notice of conversion was delivered by us, the trading volume for shares of Common Stock has equaled or exceeded 700,000 shares per month (a “Series D Company Conversion”). At any time prior to a Series D Mandatory Conversion or Series D Company Conversion, each holder of Series D Preferred Stock has the right to convert any or all of such holders shares of Series D Preferred Stock into Common Stock. The Holders of the Series D Preferred Stock are entitled to receive cash dividends on each issued and outstanding share of Series D Preferred Stock when and as declared by the Board out of funds legally available therefor, quarterly on the last day of March, June, September and December of each year; provided, however, if we pay a dividend in shares of Series D Preferred Stock, we are not required to pay such dividend in cash. The amount of dividends are computed on the basis of 12 30 day months and a 360-day year. The dividends accrue and are cumulative on each outstanding share of Series D Preferred Stock from the date of its issuance. Such dividends accrue from day to day, whether or not earned or declared. Dividends payable on shares of Series D Preferred Stock (including those payable by reason of deficiency) are in preference to any declaration or payment of any dividend or distribution on shares of Series B Preferred Stock. The holders of Series D Preferred Stock have the right to vote together with the holders of the Common Stock and the Series E Preferred Stock as a single class on any matter to be submitted to the holders of the Common Stock with each holder of the Series D Preferred Stock having the right to that number of votes equal to the number of shares of Common Stock which such share of Series D Preferred Stock would be convertible into as of the date of such vote. The majority of the holders of the Series D Preferred Stock, voting as a separate class or by written consent, are entitled to either (i) elect one member of our Board at any annual meeting of stockholders or a special meeting in place thereof and to fill any subsequent vacancy created by such director’s resignation or removal, as long as a certain value of shares of Series D Preferred Stock are outstanding or (ii) designate one representative who is entitled to participate telephonically at all meetings of the Board and who shall receive all notices of meetings to which it is entitled to participate, as long as a certain value of shares of Series D Preferred Stock are outstanding. The Series D Preferred Stock has a liquidation preference equal to $1,000 per share, subject to adjustment upon the occurrence of certain enumerated events. In addition, the approval of holder s of at least 66.667% of the issued and outstanding shares of Series D Preferred Stock is required for us to (i) amend or change the rights, preferences, privileges or powers of the Series D Preferred Stock; (ii) increase or decrease the authorized number of shares of the Series D Preferred Stock; (iii) redeem any shares of Series B Preferred Stock or Common Stock (other than pursuant to (a) agreements with any of our employees, officers, directors or consultants giving us the right to repurchase shares of Common Stock upon termination of services or otherwise or (b) open market purchases approved by a majority of the disinterested members of the Board); (iv) declare or pay any dividend (other than a stock split or stock dividend on shares of Common Stock) on any share of Common Stock or Series B Preferred Stock; or (v) issue Common Stock issued for compensatory purposes to our directors, officers and employees not approved by the Compensation Committee or Stock Option Committee of the Board.
      Upon the filing of the Certificate of Amendment, the conversion ratio of the Series D Preferred Stock will be revised. As a result of the revision, each holder of Series D Preferred Stock will receive approximately 499.4 times the number of shares of Common Stock each holder would have received under the prior conversion ratio. Upon revision of the conversion ratios, the holders of Series D Preferred Stock will receive an aggregate of 675,773,394 shares of Common Stock (instead of the existing aggregate of 1,353,286 shares under the Series D Certificate of Designation) upon conversion of the Preferred Stock subject to the 1:300 reverse stock split.
      Series E Convertible Preferred Stock. We have the authority to issue up to 5,000,000 shares of Series E Preferred Stock, of which 3,913,669 shares were issued and outstanding as of February 18, 2005. Each share of the Series E Preferred Stock is convertible into 1,000 shares of our Common Stock, subject to adjustment upon the occurrence of certain enumerated events, and this conversion will occur automatically as of the date that the Charter Amendments are filed with the Delaware Secretary of State. The holders of the Series E Preferred Stock are entitled to receive dividends when, as and if declared by the Board, and such dividends, if declared, will not be cumulative. The holders of the Series E Preferred Stock have the right to vote together with the holders of the Common Stock and the Series D Preferred Stock as a single class on any matter to be submitted to the holders of the Common Stock with each holder of the Series E Preferred Stock having the right to that number of votes equal to the number of shares of Common Stock that such shares of Series E Preferred Stock would be convertible into as of the date of such vote. In addition, for so long as any shares of Series E Preferred Stock are outstanding, the holders of the Series E Preferred Stock will be entitled to nominate and elect three directors (the “Series E Directors”), each of whom will be entitled to one vote on all matters before the Board. Any vacancy on the Board occurring because of the death, resignation or removal of a director elected by the holders of the Series E Preferred Stock will be filled by the vote or written consent of the holders of a majority of the outstanding shares of the Series E Preferred Stock. A director elected by the holders of the Series E Preferred Stock may be removed from the Board with or without cause only by the vote or consent of the holders of the majority of the outstanding shares of the Series E Preferred Stock, and the vacancy created thereby may be filled only by the vote or consent of such holders. The Series E Preferred Stock has a liquidation preference equal to $0.26 per share, subject to adjustment upon the occurrence of certain enumerated events. In addition, the approval of holders of at least 66.67% of the issued and outstanding shares of Series E Preferred Stock is required for us to: (i) create shares (or reclassify existing shares) having rights superior to or on parity with the Series E Preferred Stock; (ii) amend or repeal any provision or add any provision to our Certificate of Incorporation if such action would materially adversely affect the holders of the Series E Preferred Stock or amend or repeal any provision of our bylaws if such action would materially adversely affect the holders of the Series E Preferred Stock in a manner different from the holders of the other outstanding shares of Preferred Stock; (iii) alter or change the rights, preferences or privileges of the Series E Preferred Stock; (iv) increase or decrease the authorized number of shares of Series E Preferred Stock; (v) issue any additional shares of our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock or any securities convertible into or exchangeable or exercisable for any such series of Preferred Stock; (vi) pay dividends or make distributions with respect to the Common Stock or the Preferred Stock (except for dividends on the Common Stock that are paid in shares of Common Stock); (vii) redeem or repurchase any shares of our capital stock other than pursuant to equity incentive agreements with employees, consultants, officers or directors; (viii) increase the authorized size of the Board above six members or decrease the authorized size of the Board below six members; (ix) increase or decrease the number of votes to which each Series E Director is entitled; or (x) except as provided in the Certificate of Amendment, take any action that would result in an increase in the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock or Series D Preferred Stock.

AMENDMENT 1.
INCREASE THE AGGREGATE NUMBER OF SHARES THAT WE WILL HAVE THE
AUTHORITY TO ISSUE FROM 225,000,000 TO 6,600,000,000 SHARES, OF WHICH,
6,000,000,000 SHARES WILL BE SHARES OF COMMON STOCK, AND 600,000,000 SHARES
WILL BE SHARES OF PREFERRED STOCK
Purpose of Amendment.
      In order to accomplish the conversion of the Preferred Stock as required by the Purchase Agreement, the number of authorized shares of our Common Stock must be increased. Currently, we have 200,000,000 shares of our Common Stock authorized for issuance, all of which are issued and outstanding; and 25,000,000 shares of preferred stock authorized for issuance, an aggregate of 13,973 shares of which are issued and outstanding. For more information on security holdings, please refer to the section entitled “Voting Securities and Principal Holders” above.
General Effect of Amendment.
      For more information on the general effect of this amendment, please refer to the section entitled “Description of Capital Stock — Common Stock” above.
Approval of Action.
      The table below summarizes the total number of shares of each class of securities entitled to vote and the number of shares our Board received as consent to the action. Approval for the increase in the number of authorized shares required the affirmative vote of the holders of a majority of the outstanding voting securities. Our Board obtained this approval on February 18, 2005, through the written consent of a majority of the outstanding shares of our voting securities. For voting purposes, holders of our Common Stock, Series D Preferred Stock and Series E Preferred Stock voted together as a class, and each of our Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock also each voted separately as a class.

	Total Number of
	Votes to Which Each		Number of Votes	Percentage
Class of Securities	Class is Entitled		Received	Received

Series B Preferred Stock	4,500		4,160	92.4%
Series D Preferred Stock	9,473		9,473	100%
Series E Preferred Stock	3,913,669		3,913,669	100%
Common Stock, Series D Preferred Stock and Series E Preferred Stock, as a class	4,115,021,332	(1)	4,063,470,964	98.7%

(1)	Based on 200,000,000 shares of Common Stock issued and outstanding, plus 9,473 shares of Series D Preferred Stock, which represents 1,353,286 votes on an as-converted basis, plus 3,913,669 shares of Series E Preferred Stock, which represents 3,913,668,046 votes on an as-converted basis.
      Since our Board has obtained the required approval for the Charter Amendments by means of this written consent, a meeting to approve the Charter Amendments is unnecessary, and our Board decided to forego the expense of holding one to approve this matter.
      The Charter Amendments will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State, which is expected to occur 20 calendar days following the mailing of this Information Statement to our stockholders.

AMENDMENT 2.
CHANGE OUR NAME FROM NOVO NETWORKS, INC.
TO BERLINER COMMUNICATIONS, INC.
Purpose of Amendment.
      As a result of the Acquisition, our operations going forward will be those of Berliner Communications. Our Board has determined that changing our name is necessary to facilitate such operations. Berliner Communications has established brand recognition and a reputation for providing quality services in its particular industry. Changing our name allows us to capitalize on the historical efforts of Berliner Communications and better reflect our new strategic focus.
General Effect of Amendment.
      Changing our name will not affect, in any way, the validity or transferability of currently outstanding stock certificates, nor will our stockholders be required to surrender or exchange any stock certificates that they currently hold. The cost of changing our name will be immaterial. Upon the filing the Certificate of Amendment, the name change will be effective. Our Board has unanimously approved the name change.
Approval of Action.
      The table below summarizes the total number of shares of each class of securities entitled to vote and the number of shares our Board received as consent to the action. Approval for the name change required the affirmative vote of the holders of a majority of the outstanding voting securities. Our Board obtained this approval on February 18, 2005, through the written consent of a majority of the outstanding shares of our voting securities. For voting purposes, holders of our Common Stock, Series D Preferred Stock and Series E Preferred Stock voted together as a class, and each of our Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock also each voted separately as a class.

	Total Number of
	Votes to Which Each		Number of Votes	Percentage
Class of Securities	Class is Entitled		Received	Received

Series B Preferred Stock	4,500		4,160	92.4%
Series D Preferred Stock	9,473		9,473	100%
Series E Preferred Stock	3,913,669		3,913,669	100%
Common Stock, Series D Preferred Stock and Series E Preferred Stock, as a class	4,115,021,332	(1)	4,063,470,964	98.7%

(1)	Based on 200,000,000 shares of Common Stock issued and outstanding, plus 9,473 shares of Series D Preferred Stock, which represents 1,353,286 votes on an as-converted basis, plus 3,913,669 shares of Series E Preferred Stock, which represents 3,913,668,046 votes on an as-converted basis.
      Since our Board has obtained the required approval for the Charter Amendments by means of this written consent, a meeting to approve the Charter Amendments is unnecessary, and our Board decided to forego the expense of holding one to approve this matter.
      The Charter Amendments will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State, which is expected to occur 20 calendar days following the mailing of this Information Statement to our stockholders.

AMENDMENT 3.
AMEND THE CERTIFICATE OF DESIGNATION, PREFERENCE AND RIGHTS OF SERIES B
PREFERRED STOCK TO REDUCE THE CONVERSION PRICE OF THE SERIES B
PREFERRED STOCK TO $0.014018, AND THEREBY INCREASE THE NUMBER OF
SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SHARES
OF THE SERIES B PREFERRED STOCK TO 321,015,546
Purpose of Amendment.
      Under the Purchase Agreement, we were obligated to deliver the Voting Agreement and obtain the approval of the revised conversion ratio for the Series B Preferred Stock. In the course of negotiating the Purchase Agreement, we agreed to reorganize our capital structure so that our Common Stock was the only outstanding class of capital stock. We also agreed to revise the conversion ratio of the Series B Preferred Stock as consideration for the holders of our Series B Preferred Stock entering into the Voting Agreement, which, in turn, resulted in the approval of the Charter Amendments, including the conversion of the Series B Preferred Stock into shares of Common Stock.
General Effect of Amendment.
      For more information on the general effect of this amendment, please refer to the section entitled “Description of Capital Stock — Series B Preferred Stock” above.
Approval of Action.
      The table below summarizes the total number of shares of each class of securities entitled to vote and the number of shares our Board received as consent to the action. Approval for the revisions required the affirmative vote of the holders of a majority of the outstanding voting securities entitled to vote on this matter. Our Board obtained this approval on February 18, 2005, through the written consent of the holders of a majority of the outstanding shares of our voting securities, as set forth below. For voting purposes, holders of our Common Stock, Series D Preferred Stock and Series E Preferred Stock voted together as a class, and our Series B Preferred Stock also voted separately as a class.

	Total Number of
	Votes to Which Each		Number of Votes	Percentage
Class of Securities	Class is Entitled		Received	Received

Series B Preferred Stock	4,500		4,160	92.4%
Common Stock, Series D Preferred Stock and Series E Preferred Stock, as a class	4,115,021,332	(1)	4,063,470,964	98.7%

(1)	Based on 200,000,000 shares of Common Stock issued and outstanding, plus 9,473 shares of Series D Preferred Stock, which represents 1,353,286 votes on an as-converted basis, plus 3,913,669 shares of Series E Preferred Stock, which represents 3,913,668,046 votes on an as-converted basis.
      Since our Board has obtained the required approval for the Charter Amendments by means of this written consent, a meeting to approve the Charter Amendments is unnecessary, and our Board decided to forego the expense of holding one to approve this matter.
      The Charter Amendments will become effective upon the filing of the Certificate of Incorporation with the Delaware Secretary of State, which is expected to occur 20 calendar days following the mailing of this Information Statement to our stockholders.

AMENDMENT 4.
AMEND THE CERTIFICATE OF DESIGNATION, PREFERENCE AND RIGHTS OF SERIES D
PREFERRED STOCK TO REDUCE THE CONVERSION PRICE OF THE SERIES D
PREFERRED STOCK TO $0.014018, AND THEREBY INCREASE THE NUMBER
OF SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH
SHARES OF THE SERIES D PREFERRED STOCK TO 675,773,394
Purpose of Amendment.
      Under the Purchase Agreement, we were obligated to deliver the Voting Agreement and obtain the approval of the revised conversion ratio for the Series D Preferred Stock. In the course of negotiating the Purchase Agreement, we agreed to reorganize our capital structure so that our Common Stock was the only outstanding class of capital stock. We also agreed to revise the conversion ratio of the Series D Preferred Stock as consideration for the holders of our Series D Preferred Stock entering into the Voting Agreement, which, in turn, resulted in the approval of the Charter Amendments, including the conversion of the Series D Preferred Stock into shares of Common Stock.
General Effect of Amendment.
      For more information on the general effect of this amendment, please refer to the section entitled “Description of Capital Stock — Series D Preferred Stock” above.
Approval of Action.
      The table below summarizes the total number of shares of each class of securities entitled to vote and the number of shares our Board received as consent to the action. Approval for the revisions required the affirmative vote of the holders of a majority of the outstanding voting securities entitled to vote on this matter. Our Board obtained this approval on February 18, 2005, through the written consent of the holders of a majority of the outstanding shares of our voting securities, as set forth below. For voting purposes, holders of our Common Stock, Series D Preferred Stock and Series E Preferred Stock voted together as a class, and our Series D Preferred Stock also voted separately as a class.

	Total Number of
	Votes to Which Each		Number of Votes	Percentage
Class of Securities	Class is Entitled		Received	Received

Series D Preferred Stock	9,473		9,473	100%
Common Stock, Series D Preferred Stock and Series E Preferred Stock, as a class	4,115,021,332	(1)	4,063,470,964	98.7%

(1)	Based on 200,000,000 shares of Common Stock issued and outstanding, plus 9,473 shares of Series D Preferred Stock, which represents 1,353,286 votes on an as-converted basis, plus 3,913,669 shares of Series E Preferred Stock, which represents 3,913,668,046 votes on an as-converted basis.
      Since our Board has obtained the required approval for the Charter Amendments by means of this written consent, a meeting to approve the Charter Amendments is unnecessary, and our board decided to forego the expense of holding one to approve this matter.
      The Charter Amendments will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State, which is expected to occur 20 calendar days following the mailing of this Information Statement to our stockholders.

AMENDMENT 5.
PROVIDE THAT UPON THE FILING OF THE CERTIFICATE OF AMENDMENT,
ALL SHARES OF SERIES B PREFERRED STOCK, SERIES D PREFERRED STOCK, AND
SERIES E PREFERRED STOCK WILL BE AUTOMATICALLY CONVERTED
INTO COMMON STOCK
Purpose of Amendment.
      In the course of negotiating the Purchase Agreement, we agreed to reorganize our capital structure so that our Common Stock was the only outstanding class of capital stock. To achieve this result, we reached an agreement with the requisite number of holders of our issued and outstanding Preferred Stock to approve the mandatory conversion of the Preferred Stock.
General Effect of Amendment.
      Immediately upon filing of the Certificate of Amendment with the Delaware Secretary of State, all issued and outstanding shares of our Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock will be automatically converted into Common Stock at the applicable revised conversion ratio. The Series B Preferred stockholders will receive an aggregate of 321,015,546 shares of Common Stock (instead of the existing aggregate of 326,087 shares under the Series B Certificate of Designation) and the Series D Preferred stockholders will receive an aggregate of 675,773,394 shares of Common Stock (instead of the existing aggregate of 1,353,286 shares under the Series D Certificate of Designation). The Series E Preferred stockholders will receive an aggregate of 3,913,668,046 shares of Common Stock in accordance with the terms of its Certificate of Designation. Upon conversion of the Preferred Stock, an aggregate of 5,110,456,986 shares of our Common Stock will be issued and outstanding. Our Board has unanimously approved the mandatory conversion of the Preferred Stock.
Approval of Action.
      The table below summarizes the total number of shares of each class of securities entitled to vote and the number of shares our board received as consent to the action. Approval for the conversion required the affirmative vote of the holders of a majority of the outstanding voting securities. Our Board obtained this approval on February 18, 2005, through the written consent of a majority of the outstanding shares of our voting securities. For voting purposes, holders of our Common Stock, Series D Preferred Stock and Series E Preferred Stock voted together as a class, and each of our Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock also each voted separately as a class.

	Total Number of
	Votes to Which Each		Number of Votes	Percentage
Class of Securities	Class is Entitled		Received	Received

Series B Preferred Stock	4,500		4,160	92.4%
Series D Preferred Stock	9,473		9,473	100%
Series E Preferred Stock	3,913,669		3,913,669	100%
Common Stock, Series D Preferred Stock and Series E Preferred Stock, as a class	4,115,021,332	(1)	4,063,470,964	98.7%

(1)	Based on 200,000,000 shares of Common Stock issued and outstanding, plus 9,473 shares of Series D Preferred Stock, which represents 1,353,286 votes on an as-converted basis, plus 3,913,669 shares of Series E Preferred Stock, which represents 3,913,668,046 votes on an as-converted basis.
      Since our Board has obtained the required approval for the Charter Amendments by means of this written consent, a meeting to approve the Charter Amendments is unnecessary, and our Board decided to forego the expense of holding one to approve this matter.

      The Charter Amendments will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State, which is expected to occur 20 calendar days following the mailing of this Information Statement to our stockholders.

AMENDMENT 6.
EFFECT A 1:300 REVERSE STOCK SPLIT, SUCH THAT THE OUTSTANDING SHARES OF
COMMON STOCK WILL BE RECLASSIFIED AND ONE NEW SHARE OF COMMON STOCK
WILL BE ISSUED FOR EVERY 300 SHARES OF EXISTING COMMON STOCK
Purpose of Amendment.
      The issuance of Common Stock to Berliner Communications combined with the conversion of the Preferred Stock and the shares of Common Stock currently issued and outstanding will result in an aggregate of 5,110,456,986 shares of our capital stock being issued and outstanding. The reverse stock split is necessary in order to provide a manageable number of shares and support an appropriate trading price. Our Board determined that the per share price of our Common Stock as a result of the conversion of Preferred Stock and increase in authorized shares of our capital stock would negatively impact the marketability of the existing shares, the amount and percentage of the transaction costs paid by individual stockholders and our potential ability to raise capital by issuing new shares.
      Our Board believes that the decrease in the number of shares of our capital stock issued and outstanding and the resulting increased price level as a consequence of the reverse stock split will encourage greater interest in our capital stock by the financial community and investing public. There can be no assurance, however, that the foregoing effects will occur; that any increase in the market price of our common stock immediately following the reverse stock split will occur or be sustained; or that the market price will ever rise to a price approximating 300 times the market price prior to the reverse stock split.
General Effect of Amendment.
      The reverse stock split will occur immediately after the increase in the authorized capital stock and conversion of our issued and outstanding shares of Preferred Stock. The reverse stock split will decrease the issued and outstanding shares of our Common Stock by 300 times. The par value of our authorized capital stock will not change as a result of the reverse stock split. Accordingly, each stock certificate which, prior to effectiveness of the Certificate of Amendment, represented shares of old capital stock, upon effectiveness of the Certificate of Amendment, will represent the number of shares of new capital stock into which the shares of old capital stock represented by the certificate will be combined. We will issue one full new share of capital stock to those record holders of old capital stock at the close of business on the Record Date who would otherwise be entitled to a fractional share of capital stock as a result of the reverse stock split. Our Board has unanimously approved the reverse stock split.
United States Income Tax Consequences.
      The following is a summary of the material anticipated federal income tax consequences of the reverse stock split (the “Code”) to our stockholders. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations (“Regulations”) issued pursuant thereto and published rulings and court decisions in effect as of the date of this Information Statement, all of which are subject to change. This summary does not take into account possible changes in these laws or interpretations, some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect the discussion in this summary.
      This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the reverse stock split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to stockholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (for example, life insurance companies, regulated investment companies and foreign taxpayers). In addition, this summary does not address any consequence of the reverse stock split under any state, local or foreign tax laws. As a result, we encourage each stockholder to obtain and rely on advice from his personal tax advisor as to: (i) the effect on his personal tax situation of the reverse stock split, including the application and effect of state, local and foreign income and other tax laws, (ii) the effect of possible changes in judicial or administrative interpretations of existing legislation and Regulations, as well as possible future legislation and Regulations, and (iii) the reporting of information required in connection with the reverse stock split on his own tax return. It will be the responsibility of each stockholder to prepare and file all appropriate federal, state and local tax returns.
      No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to the stockholders of our Company as a result of the reverse stock split. Accordingly, each stockholder is encouraged to consult his or her tax advisor regarding the specific tax consequences of the proposed transaction to the stockholder, including the application and effect of state, local and foreign income and other tax laws.
      In addition, the actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to the stockholder’s acquisition and ownership of the Common Stock. However, we believe that because the reverse stock split is not a part of a plan to periodically increase a stockholder’s proportionate interest in the assets or earnings and profits of our company, the reverse stock split will have the federal income tax effects described below.
      We believe that the reverse stock split will constitute a tax-free recapitalization under the Code and that we should not recognize any gain or loss as a result of the reverse stock split. In addition, stockholders should not recognize any gain or loss.
      We further believe that a stockholder’s aggregate basis of the post-split shares of Common Stock will equal the aggregate basis in the pre-split shares of Common Stock owned by that stockholder that are exchanged for the post-split shares of Common Stock. Generally, the aggregate basis will be allocated among the post-split shares on a pro rata basis. However, if a stockholder has used the specific identification method to identify the basis in pre-split shares surrendered in the reverse stock split, the stockholder should consult a tax advisor to determine the basis in the post-split shares. The holding period of the post-split Common Stock received by a stockholder will generally include the stockholder’s holding period for the shares of pre-split Common Stock with respect to which post-split shares of Common Stock are issued, provided that the shares of pre-split Common Stock were held as a capital asset on the date of the exchange.

Approval of Action.
      The table below summarizes the total number of shares of each class of securities entitled to vote and the number of shares our Board received as consent to the action. Approval for the reverse stock split required the affirmative vote of the holders of a majority of the outstanding voting securities. Our Board obtained this approval on February 18, 2005, through the written consent of a majority of the outstanding shares of our voting securities. For voting purposes, holders of our Common Stock, Series D Preferred Stock and Series E Preferred Stock voted together as a class, and each of our Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock also each voted separately as a class.

	Total Number of
	Votes to Which Each		Number of Votes	Percentage
Class of Securities	Class is Entitled		Received	Received

Series B Preferred Stock	4,500		4,160	92.4%
Series D Preferred Stock	9,473		9,473	100%
Series E Preferred Stock	3,913,669		3,913,669	100%
Common Stock, Series D Preferred Stock and Series E Preferred Stock, as a class	4,115,021,332	(1)	4,063,470,964	98.7%

(1)	Based on 200,000,000 shares of Common Stock issued and outstanding, plus 9,473 shares of Series D Preferred Stock, which represents 1,353,286 votes on an as-converted basis, plus 3,913,669 shares of Series E Preferred Stock, which represents 3,913,668,046 votes on an as-converted basis.
      Since our Board has obtained the required approval for the Charter Amendments by means of this written consent, a meeting to approve the Charter Amendments is unnecessary, and our Board decided to forego the expense of holding a meeting to approve this matter.
      The Charter Amendments will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State, which is expected to occur 20 calendar days following the mailing of this Information Statement to our stockholders.

AMENDMENT 7.
AMEND THE CERTIFICATE OF INCORPORATION, SUCH THAT, AFTER GIVING
EFFECT TO THE REVERSE STOCK SPLIT, THE AGGREGATE NUMBER OF SHARES
THAT WE WILL HAVE THE AUTHORITY TO ISSUE IS 22,000,000 SHARES, OF
WHICH, 20,000,000 SHARES WILL BE SHARES OF COMMON STOCK, AND
2,000,000 SHARES WILL BE SHARES OF PREFERRED STOCK
Purpose of Amendment.
      In light of the reverse stock split, we believe that reducing the authorized capital stock of the company from 6,600,000,000 shares of capital stock to 22,000,000 shares provides a more manageable capital structure.
General Effect of Amendment.
      The reverse stock split will occur immediately after the increase in the authorized capital stock and conversion of our issued and outstanding shares of Preferred Stock. The reverse stock split will decrease the issued and outstanding shares of our Common Stock by approximately 300 times. In consideration of the reduction in our issued and outstanding stock, this amendment will reduce the number of authorized shares of our Common Stock and Preferred Stock to an aggregate of 22,000,000 shares, of which, 20,000,000 will be Common Stock and 2,000,000 shares will be Preferred Stock. The par value of our authorized capital stock will not change as a result of the reverse stock split.
Approval of Action.
      The table below summarizes the total number of shares of each class of securities entitled to vote and the number of shares our Board received as consent to the action. Approval for the reduction in our authorized capital stock required the affirmative vote of the holders of a majority of the outstanding voting securities. Our Board obtained this approval on February 18, 2005, through the written consent of a majority of the outstanding shares of our voting securities. For voting purposes, holders of our Common Stock, Series D Preferred Stock and Series E Preferred Stock voted together as a class, and each of our Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock also each voted separately as a class.

	Total Number of
	Votes to Which Each		Number of Votes	Percentage
Class of Securities	Class is Entitled		Received	Received

Series B Preferred Stock	4,500		4,160	92.4%
Series D Preferred Stock	9,473		9,473	100%
Series E Preferred Stock	3,913,669		3,913,669	100%
Common Stock, Series D Preferred Stock and Series E Preferred Stock, as a class	4,115,021,332	(1)	4,063,470,964	98.7%

(1)	Based on 200,000,000 shares of Common Stock issued and outstanding, plus 9,473 shares of Series D Preferred Stock, which represents 1,353,286 votes on an as-converted basis, plus 3,913,669 shares of Series E Preferred Stock, which represents 3,913,668,046 votes on an as-converted basis.
      Since our Board has obtained the required approval for the Charter Amendments by means of this written consent, a meeting to approve the Charter Amendments is unnecessary, and our Board decided to forego the expense of holding a meeting to approve this matter.
      The Charter Amendments will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State, which is expected to occur 20 calendar days following the mailing of this Information Statement to our stockholders.

Changes in and Disagreement with Accountants on Accounting and Financial Disclosure.
      Our Dismissal of Arthur Andersen LLP. Arthur Andersen LLP audited our financial statements for the fiscal year ended June 30, 2001. On July 30, 2002, our Audit Committee and Board unanimously recommended the dismissal of Arthur Andersen as our independent accountant. Arthur Andersen had served as our outside auditor since January 2, 2001. For the year ended June 30, 2001, the Arthur Andersen audit report did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles, except that such report did state that substantial doubt existed that we could continue as a going concern. During the period from January 2, 2001, through the end of our fiscal year ended June 30, 2001, and the subsequent interim period from July 1, 2001, to July 30, 2002 (the date of the referenced dismissal), there were no disagreements between us and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreement in its report. During the period from January 2, 2001, through the end of our fiscal year ended June 30, 2001, and the subsequent interim period from July 1, 2001, to July 30, 2002 (the date of the referenced dismissal), there were no reportable events (as defined in regulation S-K Item 304(a)(l)(v)). We filed an 8-K reporting this dismissal on August 2, 2002, together with two subsequent amendments on August 22, 2002 and September 5, 2002 (the “Arthur Andersen 8-K Filings”). We requested that Arthur Andersen provide us with a letter addressed to the SEC, stating whether or not it agreed with the statements set forth in our Arthur Andersen 8-K Filings. Arthur Andersen cited a newly adopted policy against providing such letters and refused this request.
      Our Appointment of Grant Thornton LLP. Effective as of July 30, 2002, Grant Thornton LLP (“Grant Thornton”) was approved by our Audit Committee and Board as our new independent accountants. Prior to July 30, 2002, we did not consult with Grant Thornton concerning any accounting, auditing or other matter.
      Withdrawal of Grant Thornton LLP. On March 18, 2005, Grant Thornton notified our Audit Committee and Board that it declined to stand for re-appointment as our independent registered public accounting firm following the completion of the strategic transaction with Berliner Communications. As a result of the withdrawal our Audit Committee immediately commenced a search for a new independent registered public accounting firm to replace Grant Thornton, and it is currently interviewing candidates. Grant Thornton performed audits of our consolidated financial statements for the fiscal years ended June 30, 2004, and 2003. Grant Thornton’s reports did not contain an adverse opinion or disclaimer of opinion, but were modified to include an explanatory paragraph related to uncertainties about our ability to continue as a going concern. During the fiscal years ended June 30, 2004, and 2003, and through March 18, 2005, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with the reports for such year, and there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K. We provided Grant Thornton with a copy of our Form 8-K, filed March 24, 2005 (the “Grant Thornton 8-K Filing”), prior to filing it with the Securities and Exchange Commission (the “SEC”) and requested that Grant Thornton furnish a letter to the SEC stating whether or not it agrees with the statements contained in the Grant Thornton 8-K Filing. We attached a copy of Grant Thornton’s letter to the SEC, dated March 24, 2005, as Exhibit 16.1 of the Grant Thornton 8-K Filing.
      Quantitative and Qualitative Disclosures About Market Risk. We are exposed to the impact of interest rate and other risks. We have investments in money market funds of approximately $2.0 million at December 31, 2004. Due to the short-term nature of our investments, we believe that the effects of changes in interest rates are limited and would not materially affect profitability.

FINANCIAL AND OTHER INFORMATION
      Financial Statements and Supplementary Financial Information. Incorporated by reference from Item 8 of our Form 10-K for the fiscal year ended June 30, 2004 (a copy of which is being delivered to our stockholders together with this Information Statement, our “2004 Annual Report”), and Item 1 of our Form 10-Q’s for the fiscal quarters ended September 30, 2004 (a copy of which is being delivered to our stockholders together with this Information Statement, our “First Quarter 2005 Report”), and December 31, 2004 (a copy of which is being delivered to our stockholders together with this Information Statement, our “Second Quarter 2005 Report”).
      Management’s Discussion and Analysis of Financial Condition and Results of Operation. Incorporated by reference to Item 7 of our 2004 Annual Report and Item 2 of our First Quarter 2005 Report and Item 2 of our Second Quarter 2005 Report.
DISSENTERS’ RIGHTS OF APPRAISAL
      Pursuant to the DGCL, any stockholder that objects to the Charter Amendments will not have any right to receive from us the fair value of his, her or its shares. The DGCL provides that any provision of our Certificate of Incorporation may be amended by approval of the Board and the affirmative written consent of the holders of a majority of the voting power of the outstanding shares entitled to vote thereon; provided that, any amendment that would adversely affect the rights of the holders of any class or series of capital stock must be approved by the holders of a majority of the shares of such class or series. Each amendment was adopted by the holders of a majority of the shares entitled to vote thereon.
ADDITIONAL INFORMATION
      PLEASE READ THIS ENTIRE DOCUMENT. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Exchange Act, and in accordance therewith, file annual and quarterly reports, proxy and information statements and other disclaimers with the SEC. These documents and other information can be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com. A copy of any public filing is also available, at no charge, by contacting Steven W. Caple or Patrick G. Mackey at (214) 777-4100.

By Order of the Board of Directors,

Richard B. Berliner
Chief Executive Officer
Dallas, Texas
April      , 2005

ANNEX A

FORM OF

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

NOVO NETWORKS, INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

     Novo Networks, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

     FIRST: Resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote thereon were duly adopted at a special meeting of the Board of Directors of the Corporation held on February ___, 2005.

     SECOND: Thereafter, said amendment was approved in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware by the written consent of a majority of the stockholders of the Corporation entitled to vote thereon (being the holders of the Corporation’s Common Stock, voting together as a single class with the holders of the Corporation’s Series D Convertible Preferred Stock and the holders of the Corporation’s Series E Convertible Preferred Stock, as well as the holders of the Series B Convertible Preferred Stock, holders of the Series D Convertible Preferred Stock, and holders of the holders of the Series E Convertible Preferred Stock, each voting as a separate class) and notice to the stockholders eligible to vote, but who did not consent in writing, was delivered as required by Section 228(d).

     THIRD: Said amendment would amend the Certificate of Incorporation of the Corporation as follows:

     I. The first paragraph of Article FOURTH is deleted and substituted in lieu thereof is the following new first paragraph of Article FOURTH:

     “FOURTH. Shares

     The aggregate number of shares which the Corporation shall have the authority to issue is Six Billion, Six Hundred Million (6,600,000,000) shares, of which Six Billion (6,000,000,000) shares shall be shares of Common Stock of a par value of $0.00002 each, and Six Hundred Million (600,000,000) shares shall be shares of Preferred Stock of a par value of $0.00002 each.”

     II. Article FIRST is amended to change the name of the Corporation from Novo Networks, Inc. to Berliner Communications, Inc.

     III. The Certificate of Designation, Preference and Rights of Series B Convertible Preferred Stock and the Certificate of Designation, Preference and Rights of Series D Convertible Preferred Stock are hereby amended as follows:

(A)	The Series B Designation is amended to reduce the conversion price of the Series B Convertible Preferred Stock to $0.014018, and thereby increase the number of shares of Common Stock issuable upon conversion of such shares of the Series B Convertible Preferred Stock to 321,015,546.

(B)	The Series D Designation is amended to reduce the conversion price of the Series D Convertible Preferred Stock to $0.014018, and thereby increase the number of shares of Common Stock issuable upon conversion of such shares of the Series D Convertible Preferred Stock to 675,773,394.

(C)	Upon the filing of this Certificate of Amendment, all shares of Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, and Series E Convertible Preferred Stock shall be automatically converted into Common Stock.

     IV. The first paragraph of Article FOURTH is further amended and restated in its entirety to effect a reverse stock split as follows:

     “The aggregate number of shares which the Corporation shall have the authority to issue is Twenty-Two Million (22,000,000) shares of which Twenty Million (20,000,000) shares shall be shares of Common Stock of a par value of $0.0002, and Two Million (2,000,000) shares shall be shares of Preferred Stock of a par value of $0.0002. In connection with such recapitalization, the outstanding shares of Common Stock and Preferred Stock shall be reclassified and One (1) new share of Common Stock, par value $0.0002 per share, shall be issued for every Three Hundred (300) shares of existing Common Stock, par value $0.00002 per share, and One (1) new share of Preferred Stock, par value $0.0002 per share, shall be issued for every Three Hundred (300) shares of existing Preferred Stock, par value $0.00002 per share. Upon the filing of this Certificate of Amendment, every existing Three Hundred (300) shares of Common Stock shall represent the right to receive One (1) new share of reclassified Common Stock, and every existing Three Hundred (300) shares of Preferred Stock shall represent the right to receive One (1) new share of reclassified Preferred Stock. No fractional shares shall be issued, and instead, all fractions of shares will be purchased at current market prices or rounded up to the next whole share.”

2

     FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed on the ___day of ___, 2005 and the undersigned does hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by him and are true and correct.

NOVO NETWORKS, INC.

Name:
Title:

3

ANNEX B

ASSET PURCHASE AGREEMENT

BY AND AMONG

BERLINER COMMUNICATIONS, INC.
(a Delaware corporation)
Seller,

BCI COMMUNICATIONS, INC.
(a Delaware corporation)
Purchaser

and

NOVO NETWORKS, INC.
(a Delaware corporation)
Parent of Purchaser

Dated as of February 18, 2005

i

ii

LIST OF EXHIBITS

Exhibit A	Form of Bill of Sale
Exhibit B	Form of Certificate of Designation
Exhibit C	Form of Voting Agreement
Exhibit D	Form of Articles of Amendment to the Parent’s Certificate of Incorporation
Exhibit E	Form of Assignment and Assumption Agreement

SCHEDULES

Schedule 1.1	Premises
Schedule 2.2	Excluded Assets
Schedule 8.1	Board of Directors

SELLER DISCLOSURE SCHEDULES

Schedule 3.2	Capitalization
Schedule 3.4	Consents and Approvals
Schedule 3.9	Undisclosed Liabilities
Schedule 3.10	Title to Assets
Schedule 3.11	Actions and Proceedings
Schedule 3.12	Certain Changes
Schedule 3.15	Brokers
Schedule 3.17	Taxes; Tax Returns
Schedule 3.18	Real Property
Schedule 3.19	Personal Property
Schedule 3.20	Employees; Employee Benefits
Schedule 3.22	Material Contracts
Schedule 5.1(c)	Consents

PARENT DISCLOSURE SCHEDULES

Schedule 4.2	Options and Warrants
Schedule 4.9	Undisclosed Liabilities
Schedule 4.10	Title to Assets
Schedule 4.11	Actions and Proceedings
Schedule 4.12	Certain Changes
Schedule 4.16	Funded Debt
Schedule 4.17	Taxes; Tax Returns
Schedule 4.18	Net Cash Assets
Schedule 4.19	Employee; Employee Benefits
Schedule 4.20	Material Contracts

iii

ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of February 18, 2005, by and among BCI COMMUNICATIONS, INC. a Delaware corporation (the “Purchaser”), NOVO NETWORKS, INC., a Delaware corporation and parent of the Purchaser (“Parent”), and BERLINER COMMUNICATIONS, INC., a Delaware corporation (the “Seller”). The parties hereto may sometimes be referred to collectively as the “Parties” or individually as a “Party.”

     In consideration of the mutual covenants and agreements contained herein, the Parties covenant and agree as follows:

ARTICLE 1.
DEFINITIONS

     Section 1.1 General Definitions. Unless otherwise stated in this Agreement, the following terms shall have the following meanings:

     “Affiliate” shall mean any Person that, directly or indirectly, controls, or is controlled by, or under common control with, another Person. For the purposes of this definition, “control” (including the terms “controlled by” and “under common control with”), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

     “Applicable Law” shall mean all applicable provisions (domestic or foreign) of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes and Orders of or with any Governmental Body and (ii) Governmental Approvals.

     “Assets” shall have the meaning set forth in Section 2.1.

     “Bill of Sale” shall mean the Bill of Sale substantially in the form of Exhibit A attached hereto.

     “Business” shall mean all of the business operations acquired or to be acquired by the Purchaser pursuant to the Operative Documents, consisting of the Assets, involving generally the telecommunications business of the Seller, including all business operations currently being conducted by the Seller at any location.

     “Certificate of Designation” shall mean the Certificate of Designation with respect to the Parent’s issuance of Series E Convertible Preferred Stock, the form of such Certificate of Designation being attached hereto as Exhibit B.

     “Claims” shall have the meaning set forth in Section 3.10.

     “Closing” shall mean the consummation of the Transactions as provided in Article 6.

     “Closing Date” shall mean the date on which the Closing occurs.

ASSET PURCHASE AGREEMENT — Page 1

     “Code” shall mean the Internal Revenue Code of 1986, as amended.

     “Common Stock Consideration” shall mean those shares of Parent Common Stock issued to the Seller as part of the Purchase Price pursuant to Section 2.3.

     “Consent” shall mean any consent, approval, authorization, action, waiver, permit, grant, franchise, concession, agreement, license, exemption or Order of, registration, certificate, declaration or filing with, or report or notice to, any Person (including foreign Persons), including any Governmental Body.

     “Customer Data” shall mean all of the Seller’s customer lists, lists of potential customers, sales records (including pricing information and customer contractual status), other records, telephone and fax numbers, email addresses and other customer data (including credit data).

     “Environmental Laws” shall mean all Applicable Laws and any judicial or administrative interpretations thereof relating to the protection of the environment, to human health and safety, or relating to the emission, discharge, generation, processing, storage, holding, abatement, existence, release, threatened release or transportation of any Hazardous Materials or waste, including (i) the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Toxic Substances Control Act, the Federal Water Pollution Control Act, the Endangered Species Act and the Occupational Safety and Health Act, (ii) all other requirements pertaining to the reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of Hazardous Materials or Solid Waste into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Materials or Solid Waste, and (iii) all other requirements pertaining to the protection of the health and safety of employees or the public.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “GAAP” shall have the meaning set forth in Section 1.2.

     “Governmental Approval” shall mean any Consent of, from or with any Governmental Body.

     “Governmental Body” shall mean any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality, domestic or foreign.

     “Hazardous Materials” shall mean any waste, substance, material, smoke, gas or particulate matter that: (i) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials, (ii) requires investigation, removal, regulation or remediation under any Environmental Law, or is defined, listed or identified as a “hazardous waste” or “hazardous substance” thereunder, or (iii) is toxic, explosive, corrosive, flammable, infectious, radioactive,

ASSET PURCHASE AGREEMENT — Page 2

carcinogenic, mutagenic, or otherwise hazardous or dangerous or is regulated by any Governmental Body or Environmental Law.

     “Including” or “Includes” shall, whether capitalized or not, mean including, without limitation, or includes, without limitation.

     “IRS” shall mean the Internal Revenue Service.

     “Issued Securities” shall mean, collectively, the shares of Parent Common Stock and shares of Series E Preferred Stock issued to Seller pursuant to Section 2.3 of this Agreement.

     “Knowledge” shall mean the terms “knowledge,” “awareness” and “belief” and any similar term or words of like import shall mean the Party’s actual knowledge, awareness or belief, as the case may be, following reasonable inquiry of the individuals identified on the Disclosure Schedule of such Party.

     “Liability” (and with correlative meaning, “Liabilities”) shall mean any commitments, debts, liabilities, guarantees, obligations (including contract and capitalization lease obligations), indebtedness, accounts payable and accrued expenses of any nature whatsoever (whether any of the foregoing are known or unknown, secured or unsecured, asserted or unasserted, absolute or contingent, direct or indirect, accrued or unaccrued, liquidated or unliquidated and/or due or to become due), including any liability or obligation for Taxes.

     “Lien” shall mean all liens, claims, charges, adverse claims, security interests, pledges, mortgages, title restrictions, encumbrances or other restrictions on use, except and excluding Permitted Encumbrances.

     “Material Adverse Effect” shall mean, when used with respect to any of Seller, Purchaser, or the Parent, as the case may be, any event, change or effect that individually or when taken together with all other such events, changes or effects is or is reasonably expected to be materially adverse to the business, assets, liabilities, financial condition, or results of operations of such party and its Subsidiaries, taken as a whole.

     “Operative Documents” shall mean this Agreement, and all other agreements, instruments, documents, exhibits, schedules and certificates executed and delivered by or on behalf of the Seller, the Purchaser or the Parent at or before the Closing pursuant to this Agreement.

     “Order” shall mean any order, writ, injunction, decree, judgment, award, decision or determination of, or agreement with, any Governmental Body.

     “Parent” shall not include any subsidiaries of the Parent which have filed petitions for protection under Title 7 or Title 11 of the United States Bankruptcy Code.

     “Parent Common Stock” shall mean the Parent’s common stock, par value $0.00002 per share.

ASSET PURCHASE AGREEMENT — Page 3

     “Parent Disclosure Schedule” shall mean the disclosure schedule delivered by the Parent and the Purchaser pursuant to the provisions of this Agreement prior to or on the date hereof, as subsequently supplemented and amended (which supplements and amendments are approved by the Seller).

     “Parent Preferred Stock” shall mean the Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

     “Parent’s Net Cash Assets” means, as of the February 18, 2005, the aggregate amount of the Parent’s cash and cash equivalents in excess of (i.e., net of) all operating Liabilities and contractual commitments of the Parent.

     “Permits” shall mean all permits, authorizations, certificates, approvals, registrations, variances, exemptions, rights-of-way, franchises, privileges, immunities, grants, ordinances, licenses and other rights of every kind and character (a) under any (i) Applicable Law, (ii) Order or (iii) contract with any Governmental Body or (b) granted by any Governmental Body.

     “Permitted Encumbrances” shall mean (i) Liens for Taxes and assessments not yet due and payable or which are being challenged in good faith, (ii) informational filings made by equipment lessors under the Uniform Commercial Code, (iii) minor imperfections of title not material in nature or amount and not materially detracting from the value or impairing the use of the Assets thereto or impairing the operations of the Seller and (iv) in the case of the Seller, the Liens set forth on the Seller Disclosure Schedule.

     “Person” shall mean an individual, partnership, joint venture, corporation, company, limited liability company, bank, trust, unincorporated organization, Governmental Body or other entity or group.

     “Preferred Stock Consideration” shall mean those shares of Series E Preferred Stock issued to Seller as part of the Purchase Price pursuant to Section 2.3.

“Premises” shall mean all Business locations of the Seller, set forth on Schedule 1.1.

     “Proceeding” shall mean any action, claim, suit, proceeding, litigation, arbitration, mediation, investigation, inquiry, grievance, review or notice.

     “Products” shall mean all products manufactured, produced, licensed, marketed or distributed by the Seller as a part of the Business.

     “Purchase Price” shall have the meaning set forth in Section 2.3.

     “SEC” means the Securities and Exchange Commission.

     “SEC Reports” shall have the meaning set forth in Section 4.7.

     “Securities Act” means the Securities Act of 1933, as amended.

ASSET PURCHASE AGREEMENT — Page 4

     “Seller Disclosure Schedule” shall mean the disclosure schedule delivered by the Seller pursuant to the provisions of this Agreement prior to or on the date hereof, as subsequently supplemented and amended (which supplements and amendments are approved by the Parent).

     “Seller Financial Statements” shall have the meaning set forth in Section 3.7.

     “Series B Preferred Stock” shall mean the Parent’s Series B Convertible Preferred Stock, par value $0.00002 per share.

     “Series D Preferred Stock” shall mean the Parent’s Series D Convertible Preferred Stock, par value $0.00002 per share.

     “Series E Preferred Stock” shall mean the Parent’s Series E Convertible Preferred Stock, par value $0.00002 per share, as more particularly described in the Certificate of Designation.

     “Solid Waste” shall mean any garbage, refuse, sludge from a waste treatment plant, water supply treatment plant, or air pollution control facility, including air emissions discharged into the environment whether pursuant to a permit or exemption from a Governmental Body or pursuant to any Environmental Law, and other discarded material, including solid, liquid, semi-solid, or contained or fugitive gaseous material resulting from industrial, commercial, mining and agricultural operations, and from community activities.

     “Special Stockholders Meeting” shall have the meaning set forth in Section 8.1(a).

     “Subsidiaries” when used with reference to a Person, shall mean any entity (i) the accounts of which would be consolidated with those of such Person in such Person’s current financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses are owned, controlled or held by such Person and/or one or more subsidiaries of such Person.

     “Supplier Data” shall mean all of the Seller’s supplier and vendor lists, records, telephone and fax numbers, email addresses and publications and marketing material relating to the purchase of goods or the provision of services to the Seller in connection with the Business.

     “Tax” (and with correlative meaning, “Taxes” and “Taxable”) shall mean any of the following charges imposed by or payable to any Governmental Authority: any income, gross receipts, license, payroll, employment, excise, severance, stamp, business, occupation, premium, windfall profits, environmental (including taxes under section 59A of the Internal Revenue Code of 1986, as amended), capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, production, sales, use, transfer, registration, ad valorem, or value added tax, any alternative or add-on minimum tax, any estimated tax, and any levy, impost, duty, assessment or withholding, in each case including any interest, penalty, or addition thereto, whether disputed or not.

ASSET PURCHASE AGREEMENT — Page 5

     “Tax Return” shall mean any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, and any amendment thereof, to be filed (whether on a mandatory or elective basis) with any Governmental Authority responsible for the imposition or collection of Taxes.

     “Threatened” shall mean, with respect to any Party, that Party’s notification from the Person to whom the threat is attributable or such Person’s agents, which notification makes specific reference to and clearly identifies the matter or thing being threatened or that Party observes an action by the Person to whom the threat is attributable or such Person’s agents that in the exercise of reasonable and prudent business judgment would cause such Party to believe that the matter or thing is being threatened.

     “Transaction” or “Transactions” shall mean the acquisition of the Assets and the performance of the other covenants and the transactions described in this Agreement, including the consummation or closing of the foregoing.

     “Voting Agreement” shall mean the voting agreement, substantially in the form attached hereto as Exhibit C, which is to, among other things, authorize the amendment of the Certificate of Designation, Preference and Rights of the Series B Preferred Stock and Series D Preferred Stock to reduce the conversion rate to $1.1250 per share and thereby increase the number of shares issuable upon conversion to 4,000,000 shares in the case of a share of the Series B Preferred Stock; reduce the conversion rate to $0.5706 per share and thereby increase the number of shares issuable upon conversion to 16,600,305 shares in the case of a share of the Series D Preferred Stock; and to cause all shares of Parent Preferred Stock, including the newly issued shares of Series E Preferred Stock, to be converted into Parent Common Stock.

     Other terms shall have the meanings ascribed to them elsewhere herein.

     Section 1.2 Accounting Terms and Definitions. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles published by the Financial Accounting Standards Board as in effect from time to time, applied on a consistent basis (“GAAP”), except that the financial statements as of September 30, 2003, and 2004, do not include and will not include statements of cash flows or the notes required by GAAP to accompany the balance sheets and accompanying statements of operations and cash flows required under GAAP.

ARTICLE 2.
SALE OF ASSETS

     Section 2.1 Agreement to Purchase and Sell. Subject to the applicable terms and conditions of this Agreement, at the Closing, the Seller shall sell, transfer, assign, convey and deliver to the Purchaser, and the Purchaser shall purchase, all of the assets that are owned by the Seller other than the Excluded Assets whether such assets are now owned or controlled by the Seller, including the following assets (such assets, being collectively referred to as the “Assets”), free and clear of all Liens, other than the Permitted Encumbrances:

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     (a) Equipment. All office furniture, space dividers and work cubicles, manufacturing, fabricating, demo and other equipment, machinery, apparatus, tools, appliances, computers and computer components, samples, implements, spare parts, supplies and all other tangible personal property of every kind and description whether located on the Premises or elsewhere.

     (b) Computer Equipment/Software. All computer equipment, hardware and software owned by the Seller, including all central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, servers, screens, peripherals (and other input/output devices), modems and other communication controllers, embedded devices and any and all parts and appurtenances thereto, together with all right, title and interest of the Seller in, to and under all intellectual property, including all source code, instruction set, object code, title to software, all data files, all licenses related to the Seller’s use of such Computer Equipment/Software and all leases pursuant to which the Seller leases any Computer Equipment/Software.

     (c) Contracts. All right, title and interest of the Seller in, to and under all contracts, arrangements, licenses, leases (including capital leases), purchase orders and agreements (whether written or oral) as of the Closing Date, including deposits, prepaid services, and sums of money due from billings after the Closing Date.

     (d) Intangible Assets. All right, title and interest of the Seller in, to and under the name “Berliner Communications, Inc.” and any derivative of such name, all trademarks, trade names, service marks, labels, logos, copyrights, designs, trade secrets, technology, know-how, patents, data, licenses, franchises, distributorships, covenants by others not to compete, rights to telephone, facsimile, cellular telephone, pager, ISDN, email addresses, Internet domain names, web sites, and computer passwords, rights, other intellectual property created by, licensed by and/or used by the Seller in the Business, privileges and any registrations or applications for registrations of the foregoing used in the conduct of the Business, and any right to recovery for infringement thereof (including past infringement) and any and all goodwill associated therewith or connected with the use thereof and symbolized thereby.

     (e) Non-Competition, Non-Solicitation and Confidentiality Arrangements. All of the Seller’s right, title and interest to the benefits it holds under any and all agreements, which provide for employees, consultants, associates, customers, suppliers and vendors of the Seller and other individuals, entities and third parties (i) to refrain from engaging in activities which may directly or indirectly compete with the Business, (ii) to refrain from soliciting the employees, consultants, customers, suppliers or vendors from the Seller, or (iii) to keep and hold confidential proprietary, trade secret, or other confidential information of the Seller.

     (f) Customer Data and Supplier Data. All of the Customer Data and Supplier Data.

     (g) Insurance Proceeds and Warranty Rights. All insurance proceeds and insurance claims of the Seller relating to all or any part of the Assets and, to the extent transferable, the benefit of and the right to enforce the covenants and warranties, if any, that the Seller is entitled to enforce with respect to the Assets or the Business against the Seller’s predecessors in title to the Assets.

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     (h) Goodwill. The goodwill of the Business of the Seller associated with the Intangible Assets or which is connected with the use of and symbolized by any of the Intangible Assets.

     (i) Permits. All of the Seller’s Permits relating to the Business or all or any part of the Assets.

     (j) Books and Records. All of the Seller’s books, records, papers, files and instruments of whatever nature and wherever located in the manner in which it is presently being conducted, including accounting and financial records, maintenance and production records, media, personnel and labor relations records, Computer Equipment/Software, environmental records and reports, sales and marketing literature, brochures or other sales aids, catalogs, price lists, mailing lists, sales and property Tax records and returns, graphic materials, specifications, surveys, building and machinery diagrams, and warranties.

     (k) Other Intangibles. All right, title and interest of the Seller in, to and under all rights, privileges, claims and causes of action.

     (l) Seller’s Cash, Bank Accounts, Accounts Receivable, Prepaid Expenses and Other Current Assets. All right, title and interest of the Seller in and to all cash, accounts receivable, bank accounts, prepaid rentals, lease payments, refunds, Taxes, clearing accounts, other prepaid expenses, bonds, deposits and financial assurance requirements and other current assets relating to any of the Assets or the Business.

     (m) Vehicles. All automobiles, trucks, trailers, vans, forklifts, rolling stock and other certificated vehicles of the Seller as of the Closing Date.

     (n) Real Property. All the real property that the Seller owns, leases, has agreed (or has an option) to purchase, sell or lease, or may be obligated to purchase, sell or lease (“Real Property”).

     (o) Personal Property. All of the personal property that the Seller owns or leases, has agreed (or has an option) to purchase, sell or lease, or may be obligated to purchase, sell or lease ( “Personal Property”).

     (p) Other Property. All other or additional privileges, rights, interests, properties and assets of the Seller of every kind and description and wherever located, including property that is used or intended for use in connection with, or that are required or necessary to the continued conduct of, the Business as presently being conducted.

     Notwithstanding the foregoing, to the extent that the Seller’s rights under any agreement, contract, commitment, lease or other item otherwise included in the Assets to be assigned to the Purchaser hereunder may not be assigned without the consent of another Person that has not been obtained, this Agreement shall not constitute an agreement to assign the same if the attempted assignment would constitute a breach thereof or be unlawful.

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     Section 2.2 Excluded Assets. Notwithstanding those assets listed in Section 2.1 hereto, the foregoing definition of Assets shall specifically exclude those assets identified in Schedule 2.2 hereto (the “Excluded Assets”).

     Section 2.3 Purchase Price. Subject to the terms and conditions of this Agreement, and subject to any adjustments set forth in this Agreement, the aggregate consideration to be paid by the Purchaser to the Seller for the Assets shall be the issuance of the Parent’s capital stock to the Seller, the number and class of shares of which shall be as follows (“Purchase Price”):

     (i) 147,676,299 shares of newly issued, non-assessable shares of Parent Common Stock, which shares shall not exceed the maximum number of shares of Parent Common Stock then available for issuance under the Parent’s certificate of incorporation, and

     (ii) 3,913,669 shares of newly issued, non-assessable shares of Series E Preferred Stock.

     Section 2.4 Assumption of Liabilities. (a) It is understood and agreed that other than (a) state and federal income Tax obligations of the Seller and (b) any obligations of the seller to employees of the Seller for compensation prior to the closing date, the Purchaser shall assume and become liable for the payment of all debts, liabilities, losses, accounts payable, or other obligations of the Seller, whether absolute or contingent, liquidated or disputed.

     Section 2.5 Payment of the Purchase Price. On the Closing Date, the Parent shall issue to the Seller the Common Stock Consideration and the Preferred Stock Consideration.

     Section 2.6 Allocation of Purchase Price.

     (a) The Purchase Price for the Assets shall be allocated on the Closing Date (or within 30 days thereafter) among the Assets in accordance with an allocation schedule to be prepared by the Purchaser and consented to by the Seller, which consent shall not be unreasonably withheld. Such allocation schedule shall be prepared in accordance with Section 1060 of the Code.

     (b) In connection with a determination of the allocation schedule contemplated in Section 2.5(a) above, the Parties shall cooperate with each other and provide such information as any of them shall reasonably request. The Parties shall each report the federal, state and local and other Tax consequences of the purchase and sale contemplated hereby (including the filing of IRS Forms 8594) in a manner consistent with such allocation schedule and shall not make any inconsistent written statement or take any inconsistent position on any Tax Returns during the course of any IRS or other Tax audit, for any financial or regulatory purpose, in any litigation or investigation or otherwise.

     (c) Each Party shall promptly notify the other Party if it receives notice that the IRS proposes any allocation different from the allocation agreed upon in accordance with this Section 2.5.

     Section 2.7 Instruments of Transfer; Consents. At the Closing or as promptly thereafter as is reasonably practicable, the Seller shall deliver to the Purchaser (i) the Bill of Sale, (ii) all necessary Consents to consummate the Transactions, and all necessary instruments to

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transfer the Real Property and the Personal Property and to vest title in such property in the Purchaser.

     Section 2.8 Further Assurances. At the Closing, and at all times thereafter as may be reasonably necessary, the Seller shall execute and deliver to the Purchaser and/or the Parent (i) such instruments of transfer as shall be reasonably necessary or appropriate to vest in the Purchaser good and indefeasible title to the Assets and to otherwise comply with the terms, purposes and intent of this Agreement and (ii) such other instruments as shall be reasonably necessary or appropriate to evidence the assignment by the Seller to the Purchaser of the Assets. At the Closing, and at all times thereafter as may be reasonably necessary, the Purchaser and Parent shall execute and deliver to the Seller such instruments of assumption of liabilities, consistent with the terms of this Agreement, as the Seller shall reasonably request.

     Section 2.9 Series E Liquidation Preference. For purposes of the Voting Agreement, the liquidation value per share of the Series E Preferred Stock shall be equal to the Liquidation Preference as defined in the Certificate of Designation.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller hereby represents and warrants to the Purchaser and to the Parent that the following is true, correct and complete as of the date of this Agreement regardless of what investigations, if any, the Purchaser or the Parent shall have made prior hereto:

     Section 3.1 Organization; Qualification. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted. Each of the Seller and its Subsidiaries is duly qualified and in good standing as a foreign corporation or entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to qualify would not have a Material Adverse Effect on Seller.

     Section 3.2 Capitalization. The authorized capital stock of the Seller consists of 30,000,000 shares of Seller common stock, and 3,000,000 shares of preferred stock, par value $.01 per share. As of December 31, 2004, 20,224,321.99 shares of such common stock and no shares of such preferred stock were issued and outstanding. Except as set forth in the Seller Disclosure Schedule, there are no options, warrants or other securities, rights or agreements outstanding that entitle any Person to acquire (either currently or upon the passage of time or the occurrence of any condition or event) any shares of the Seller’s common stock or any other security convertible into or exchangeable or exercisable for the Seller’s common stock. Except as described in the Seller Disclosure Schedule, since December 31, 2004, the Seller has not issued any shares of capital stock or any other options or warrants, and has not repurchased or redeemed any such shares or options or warrants. All issued and outstanding shares of the Seller’s capital stock are validly issued, fully paid, non-assessable and free of preemptive rights.

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     Section 3.3 Authority Relative to this Agreement. The Seller has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall, as of the Closing, have been duly and validly authorized by the Seller’s Board of Directors and the Seller’s stockholders, and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Seller and, assuming this Agreement constitutes a legal, valid and binding obligation of each of the Parent and the Purchaser, this Agreement constitutes a legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with and subject to its terms and conditions, except insofar as its enforcement may be limited by (a) bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (b) equitable principles limiting the availability of equitable remedies.

     Section 3.4 Consents and Approvals. Except as otherwise required by this Agreement or the Operative Documents or as set forth on the Seller Disclosure Schedule, the execution, delivery and performance by the Seller of this Agreement and the Operative Documents and the consummation of the Transactions by Seller requires no Consent or Order by, from or with any Governmental Body or other Person not otherwise obtained and available for delivery to the Purchaser and the Parent as of the Closing Date, except where the failure to obtain such consent or approval would not have a Material Adverse Effect on the Business or the Assets.

     Section 3.5 Licenses; Permits. The Seller possesses all of the Permits required by Applicable Law, and these Permits constitute all of the Permits necessary for the Seller to own, use, operate and lease the property of the Business and the Assets and to carry on the Business as it is now being conducted.

     Section 3.6 No Violations. Neither the execution, delivery or performance of this Agreement or the Operative Documents by the Seller, nor the consummation by the Seller of the Transactions will (a) conflict with or result in any breach or violation of any provision of the certificate of incorporation or bylaws of the Seller, (b) result in a default, or give rise to any right of termination, cancellation or acceleration or loss of any material benefit under any of the provisions of any note, bond, mortgage, indenture, license, trust, agreement, lease or other instrument or obligation to which the Seller is a party or by which the Seller may be bound, (c) result in the creation or imposition of any Lien on any of the property of the Seller, including any Lien (except for the Permitted Encumbrances) on any of the Assets, (d) violate any Order, Applicable Law or Permit applicable to the Seller, the Business or the Assets or (e) violate any territorial restriction on the Business or any noncompetition or similar arrangement.

     Section 3.7 Compliance with Law. The Seller has owned and operated its Business and the Assets in compliance with the provisions and requirements of all laws, orders, regulations, rules and ordinances issued or promulgated by all Governmental Authorities having jurisdiction with respect thereto, except where the failure to own and operate such properties and assets in compliance with such provisions and requirements would not reasonably be expected to have a Material Adverse Effect on Seller. All Governmental Approvals with regard to the ownership or operation by the Seller and its Subsidiaries of their respective property and assets

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have been obtained, except such Governmental Approvals that, if not obtained, would not, either individually or in the aggregate, have a Material Adverse Effect. No violation exists in respect of such Governmental Approvals, except for any violations thereof by the Seller that would not, either individually or in the aggregate, have a Material Adverse Effect.

     Section 3.8 Financial Information. The Seller has provided the Parent with copies of the Seller’s balance sheet as of December 31, 2003, and September 30, 2004, and statements of operations, cash flow and stockholders’ equity for the years ended December 31, 2002, and 2003, and the Seller’s balance sheets as of September 30, 2003 and 2004, and statements of operations for the nine months ended September 30, 2003, and 2004 (the “Seller Financial Statements”). The Seller Financial Statements (including, in each case, any notes thereto) were prepared in accordance with GAAP (except, in the case of unaudited statements), applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year end audit adjustments and to any other adjustments described therein). The Seller has not, since December 31, 2002, made any material change in the accounting practices or policies applied in the preparation of its financial statements.

     Section 3.9 Absence of Undisclosed Liabilities. The Seller and its Subsidiaries are not liable for or subject to any Liability, except (a) Liabilities adequately disclosed or reserved for in the most recent Seller Financial Statements (including the footnotes thereto) and not heretofore paid or discharged, (b) Liabilities under any contract, commitment or agreement specifically disclosed on the Seller Disclosure Schedule or (c) Liabilities incurred, consistent with past practice, in or as a result of the ordinary course of business of the Seller since the date of the most recent Seller Financial Statements and which would not have a Material Adverse Effect on the Seller.

     Section 3.10 Title to the Assets. Except as set forth in the Seller Disclosure Schedule or as would not have a Material Adverse Effect on the Seller, (a) the Seller and each of its Subsidiaries has good title to, or a valid leasehold interest in or license to use, the Assets and the property of the Business (real, personal, mixed, tangible and intangible) reflected on the most recent balance sheet contained in the Seller Financial Statements or acquired since the date thereof (other than cash and cash equivalents), free and clear of all Liens, except for Permitted Encumbrances, (b) with respect to the property and Assets it leases, the Seller is in compliance with such leases and all leases to which the Seller is a party are in full force and effect and constitute valid and binding obligations of the Seller and (c) the Assets, together with the Excluded Assets, constitute all of the properties, interests, assets and rights (real, personal, mixed, tangible and intangible) held for use or used in connection with the Business.

     Section 3.11 Actions and Proceedings. Except as set forth in the Seller Disclosure Schedule, there are no outstanding and unsatisfied orders, judgments, injunctions, awards or decrees issued by any Governmental Authority against or involving the Assets or the Business that, individually or in the aggregate, (i) would have a Material Adverse Effect on the Assets or the Business or involve the potential for loss in the aggregate in excess of $50,000 or (ii) materially impair the ability of the Seller to perform its obligations hereunder. Except as set forth in the Seller Disclosure Schedule, there are no actions, suits, claims, litigation or legal,

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administrative or arbitration proceedings or investigations (the “Claims”) pending or, to the Knowledge of the Seller, Threatened against or involving the Assets, the Business, or the Transactions that, individually or in the aggregate, would have a Material Adverse Effect on the Assets or the Business or materially impair the ability of the Seller to perform its obligations hereunder or consummate the Transactions.

     Section 3.12 Absence of Certain Changes. Except as disclosed in the Seller Disclosure Schedule, since December 31, 2003: (a) the Seller and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent) that would result in a Material Adverse Effect on the Seller, (b) the Seller and its Subsidiaries have not sustained any loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on the Seller, (c) there has been no dividend or distribution of any kind declared, paid or made by the Seller on any class of its stock and (d) there has been no other Material Adverse Effect with respect to the Seller.

     Section 3.13 Environmental Matters. There are no Claims or remediation activities of any nature by any Governmental Authority or any other Person seeking to impose, or that could reasonably result in the imposition on the Seller or any of its Subsidiaries of any material liability or obligation arising or under any Environmental Laws pending, or to the Knowledge of the Seller, Threatened against the Seller or any of its Subsidiaries. To the Knowledge of the Seller, there is no reasonable basis for any such Claim or remediation activity that would impose any material liability or obligation on the Seller or any of its Subsidiaries.

     Section 3.14 Insurance. The Seller has delivered to the Parent true and complete copies of all insurance policies to which the Seller is a Party. All of such policies are valid, outstanding and enforceable and, taken together, provide adequate insurance coverage for the Assets and Business of the Seller, and there are no unpaid claims thereunder. All premiums due and payable under all such policies have been paid, and to the Knowledge of the Seller, Seller is in compliance in all material respects with the terms and conditions of all such policies.

     Section 3.15 No Brokers. Except as set forth on the Seller Disclosure Schedule, the Seller has incurred no obligation to any broker, investment banker or other Person for any brokerage fees, commissions or finders’ or similar fees in connection with the Transactions.

     Section 3.16 Investment Representations.

     (a) The Issued Securities are being acquired by the Seller for investment and for its own account and not with a view to the resale or distribution of any part thereof, and the Seller has no present intention of selling, granting any participation in, or otherwise distributing the Issued Securities, and has no contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third person, with respect to any of the Issued Securities, that in either case would result in a violation of state and federal securities laws.

     (b) The Seller understands that the Issued Securities are not registered under the Securities Act, and that the issuance of the Issued Securities by the Purchaser in reliance upon

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one or more exemptions from registration under the Securities Act and under exemptions from registration under the securities laws of the various states. The Seller understands that the Purchaser’s reliance on such exemptions will be based, in part, on the Seller’s representations in this Section 3.15.

     (c) The Seller understands that the issuance of the Issued Securities involves substantial risk. The Seller has experience as an investor in securities of the type and nature of the Issued Securities and acknowledges that the Seller is able to fend for itself, can bear the economic risk of its investment in the Issued Securities and has such knowledge and experience in financial or business matters that the Seller is capable of evaluating the merits and risks of this investment in the Issued Securities and protecting its own interests in connection with this investment.

     (d) The Seller is an institutional “accredited investor” within the meaning of Regulation D promulgated under the Securities Act. The Seller has received a copy of this Agreement and all documents and instruments contemplated hereby and has read and understands the respective contents thereof. The Seller has had the opportunity to ask questions of the Purchaser and has received answers to such questions from the Purchaser. The Seller has carefully reviewed and evaluated these documents and understands the risks and other considerations relating to the issuance of the Issued Securities to Seller.

     Section 3.17 Taxes, Tax Returns.

     (a) The Seller has delivered to the Parent copies of the federal income Tax Returns of the Seller for each of the last three fiscal years and all schedules and exhibits thereto. Except as set forth on the Seller Disclosure Schedule, the Seller has duly and timely filed in correct form all federal, state and local Tax Returns required to be filed by it on or prior to the date hereof (all such returns to the Knowledge of the Seller being accurate and complete in all material respects) and, to the Knowledge of the Seller, has duly paid or made provision for the payment of all Taxes and other governmental charges that have been incurred or are due or claimed to be due from them by any Governmental Body (including those due in respect of their properties, income, business, capital stock, franchises, licenses, sales and payrolls) other than Taxes or other charges (i) which are not yet delinquent or are being contested in good faith and set forth in the Seller Disclosure Schedule, (ii) have not been finally determined or (iii) that would not have a Material Adverse Effect on the Seller. The liabilities and reserves for Taxes in the Seller Financial Statements are sufficient to the Knowledge of the Seller, in the aggregate for the payment of all unpaid federal, state and local Taxes, whether or not disputed or accrued, for the period ended September 30, 2004, or for any year or period prior thereto, and for which the Seller may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.

     (b) To the Knowledge of the Seller, (i) proper and accurate amounts have been withheld by the Seller from its employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local Tax Returns which are accurate and complete in all material respects have been filed by the Seller for all periods for which Tax Returns were due

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with respect to income tax withholding, Social Security and unemployment Taxes and (iii) the amounts shown on such Tax Returns to be due and payable have been paid in full, or adequate provision therefore has been included by the Seller in the most recent Seller Financial Statements.

     Section 3.18 Real Property.

     (a) The Seller Disclosure Schedule sets forth a complete and accurate list and description of all of the Real Property. With respect to each parcel of Real Property, the Seller has made available to the Parent true, correct and complete copies of each mortgage or other encumbrance thereon reflected in a written instrument, and any title policies or commitments and surveys in the Seller’s possession with respect to such parcel.

     (b) The Seller (i) has fee simple title to all of the Real Property owned by the Seller and (ii) the Seller occupies, uses and enjoys such owned Real Property free and clear of all liens, restrictions, claims, charges, security interests, easements or other encumbrances of any nature whatsoever, including any mortgages, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, subject only to the exceptions set forth on the Seller Disclosure Schedule.

     (c) Except as set forth on the Seller Disclosure Schedule, no owned Real Property is presently subject to (i) any governmental decree or order (or Threatened or proposed order known to the Seller) to be sold or taken by public authority or (ii) any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever, not of record.

     Section 3.19 Personal Property.

     (a) The Seller Disclosure Schedule sets forth a complete and accurate list and description of all the Seller’s Personal Property, the net book value of which, as properly reflected in the books and records of the Seller, on an individual, item-by-item basis, exceeds $10,000.

     (b) The Seller (i) has good and valid title to all the personal and mixed, tangible and intangible properties and assets that it purports to own, and all the personal properties and assets reflected, but not shown as leased or encumbered, on the most recent balance sheet contained in the Seller Financial Statements and (ii) except as set forth on the Seller Disclosure Schedule, owns such personal property free and clear of all title defects or objections, liens, restrictions, claims, charges, security interests, easements, or other encumbrances of any nature whatsoever, including any mortgages, leases, chattel mortgages, conditional sales contracts, collateral, security arrangements and other title or interest retention arrangements.

     (c) The Seller Disclosure Schedule sets forth a complete and accurate list of all leases (including any capital leases) and lease-purchase arrangements (other than Real Property leases) pursuant to which the Seller leases personal property from others and which (i) require the Seller to pay, for rent and any obligatory improvements, more than $5,000 in any single year or $5,000 during the entire term of such lease or lease-purchase arrangement (including any

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renewal term that the Seller may not avoid by refusing to renew in its sole discretion) or (ii) provide for a purchase option for a price of more than $5,000.

     Section 3.20 Employees; Employee Benefits.

     (a) The Seller Disclosure Schedule sets forth the names, job titles and current base compensation (broken down by category, e.g., salary, bonus, commission) of all employees of the Seller (the “Employees”).

     (b) Except as set forth on the Seller Disclosure Schedule, the Seller is in material compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours. To the Knowledge of the Seller, Seller is not and has not been engaged in any unfair labor practice, and no unfair labor practice complaint against the Seller is pending before the National Labor Relations Board. To the Knowledge of the Seller, there is no labor strike or other labor trouble pending, being Threatened against, or affecting the Seller. To the Knowledge of the Seller, there are presently no attempts to organize non-union employees.

     (c) The Seller Disclosure Schedule sets forth a complete and accurate list of all, to the extent presently in effect, plans, agreements, arrangements, commitments, policies or understandings of any kind (whether written or oral) (i) which relate to employee benefits, (ii) which pertain to or cover present or former employees, retirees, directors, managers or independent contractors (or their beneficiaries, dependents or spouses) of the Seller or its predecessors in interest and (iii) which are currently or expected to be adopted, maintained by, sponsored by, or contributed to by the Seller or any employer which, under Section 414 of the Code, would constitute a single employer with the Seller (a “Seller Affiliate”) or as to which the Seller has any ongoing liability or obligation whatsoever (collectively, “Employee Benefit Plans”), including all: (1) employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) all other deferred compensation, early retirement, incentive, profit-sharing, thrift, stock ownership, stock appreciation rights, bonus, stock option, stock purchase, welfare or vacation, or other nonqualified benefit plans or arrangements and (3) trusts, group annuity contracts, insurance policies or other funding media for the plans and arrangements described hereinabove. For purposes of this Agreement, the terms “ERISA” and the “Code” shall include reference to the appropriate regulations promulgated thereunder, all as amended from time to time.

     (d) Except as set forth on the Seller Disclosure Schedule, the Seller, its predecessors in interest and all Seller Affiliates have complied in all material respects with all of their respective obligations with respect to each Employee Benefit Plan (including filing or distributing all reports or notices required by ERISA or the Code and complying with all requirements of Part 6 of ERISA and Code Section 4980B) and have maintained each Employee Benefit Plan in material compliance with all applicable laws and regulations (including ERISA and the Code). Each Employee Benefit Plan, which is an “employee pension benefit plan” as defined in Section 3(2) of ERISA and intended to qualify under Code Sections 401(a) and 501(a) (“Retirement Plans”), has received a favorable determination letter from the Internal Revenue Service, and the Internal Revenue Service has not Threatened or taken any action to revoke any favorable determination letter issued with respect to any such Retirement Plan. No amendment

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to any Retirement Plan or related trust has been adopted since receipt of the most recent determination letter issued with respect to the Retirement Plan or related trust that would cause disqualification of the Retirement Plan or related trust, and no failure to adopt timely amendments to any Retirement Plan as required under ERISA or the Code would cause such disqualification. For purposes of this Section any failure to comply with the tax qualification standards of Code Section 401(a) with respect to any Retirement Plan shall be deemed to be “material”.

     (e) Neither the Seller, its predecessors in interest nor any Seller Affiliate has at any time maintained, sponsored or contributed to any “pension plan” as defined in ERISA Section 3(2) which is subject to Title IV of ERISA or contributed to any such pension plan which is a multiemployer plan as defined in ERISA Section 3(37)(A) and 4001(a)(3).

     Section 3.21 Ongoing Negotiations. Seller is currently in negotiations with and is using, and will continue to use, commercially reasonable efforts to enter into agreements to perform construction and set-up services for Third Generation Wireless Systems to be installed as a contractor for Sprint Corp. and as a subcontractor for Nextel Communications, Inc.

     Section 3.22 Material Contracts. Except as set forth in the list of material contracts set forth in the Seller Disclosure Schedule, Seller is not a party to or bound by any:

     (a) employment agreement (other than those that are terminable by the Seller without cost or penalty upon 60 days’ or less notice);

     (b) operating or capital lease, whether as lessor or lessee, with respect to any real property;

     (c) contract, whether as licensor or licensee, for the license of any patent, know-how, trademark, trade name, service mark, copyright or other intangible asset (other than mass-market software);

     (d) loan or guaranty agreement, indenture or other instrument, contract or agreement under which any money has been borrowed or loaned or any note, bond or other evidence of indebtedness has been issued;

     (e) mortgage, security agreement, conditional sales contract, capital lease or similar agreement which effectively creates a lien on any assets of the Seller;

     (f) contract restricting the Seller in any material respect from engaging in business or from competing with any other parties;

     (g) plan of reorganization;

     (h) partnership, joint venture or similar agreement;

     (i) collective bargaining agreement;

     (j) “material contract” (as defined in Item 601(b)(10) of Regulation S-K of the SEC);

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     (k) contract or commitment (whether written or oral) which continues for a period of more than six months from the date hereof or requires payments, in the aggregate, in excess of $50,000;

     (l) investment banking or other professional service agreement;

     (m) agreement regarding acquisitions or dispositions of a material portion of the Parent’s assets other than in the ordinary course of the Seller’s business;

     (n) outstanding loan or loan commitment to any Person or any factoring, credit line or subordination agreement; or

     (o) any power of attorney outstanding or any contract, commitment or Liability (whether absolute, accrued, contingent or otherwise), as guarantor, surety, cosigner, endorser, co-maker, indemnitor in respect of the contract or commitment of any other Person.

All of the foregoing are collectively referred to as the “Seller Material Contracts.” To the extent Seller Material Contracts are evidenced by documents, true and complete copies thereof (and summaries of oral Seller Material Contracts) have been delivered or made available to the Parent. Each Material Contract is in full force and effect. The Seller and, to the best of the Seller’s Knowledge, each other party thereto have in all material respects performed all of the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any Seller Material Contract.

     Section 3.23 Full Disclosure. No representation or warranty made in this Article 3, and no certification furnished or to be furnished by the Seller pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE 4.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND PARENT

     The Purchaser and the Parent, jointly and severally, hereby represent and warrant to the Seller that the following are true, correct and complete as of the Closing hereof regardless of what investigations, if any, the Seller shall have made prior hereto:

     Section 4.1 Organization. Each of the Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted. Each of the Parent and the Purchaser is duly qualified and in good standing as a foreign corporation or entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to qualify would not have a Material Adverse Effect.

     Section 4.2 Capitalization. (a) The authorized capital stock of the Parent consists of (i) 200,000,000 shares of Parent Common Stock, par value $0.00002, and (ii) 25,000,000 shares of

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Parent Preferred Stock, par value $0.00002, of which (A) 1,200 shares have been designated as Series A Convertible Preferred Stock, (B) 25,000 shares have been designated as Series B Convertible Preferred Stock, (C) 30,000 shares have been designated as Series C Convertible Preferred Stock, and (D) 50,000 shares have been designated as Series D Convertible Preferred Stock. As of December 31, 2004, (i) 52,323,701 shares of Parent Common Stock, (ii) 0 shares of Parent Series A Convertible Preferred Stock, (iii) 4,500 shares of Parent Series B Convertible Preferred Stock, (iv) 0 shares of Parent Series C Convertible Preferred Stock, (v) 9,287 shares of Parent Series D Convertible Preferred Stock, (vi) options to purchase an aggregate of 12,998,125 shares of Parent Common Stock (the “Parent Options”) (vii) and warrants to purchase an aggregate of 110,121 shares of Parent Common Stock (the “Parent Warrants”) were issued and outstanding. As of December 31, 2004, an aggregate of 1,679,373 shares of Parent Common Stock are issuable upon the conversion of the outstanding shares of Parent Preferred Stock and the exercise of the Parent Options and the Parent Warrants (the “Reserved Parent Common Stock”). The Parent Disclosure Schedule contains a schedule of all Parent Options and Parent Warrants detailing (i) the holders thereof, (ii) the number of shares of Parent Common Stock subject thereto, (iii) the exercise prices thereof and (iv) the expiration dates thereof. Except as described in the Parent Disclosure Schedule, since December 31, 2004, the Parent has not issued any shares of its capital stock or any additional options or warrants, and has not repurchased or redeemed any shares of its capital stock or any Parent Options or Parent Warrants. All issued and outstanding shares of capital stock of the Parent have been duly authorized and validly issued and are fully paid and non-assessable. All of the Reserved Parent Common Stock, when issued upon the conversion of the Parent Preferred Stock and the exercise of the Parent Options and the Parent Warrants, will be duly and validly authorized and issued and fully paid and nonassessable. None of (i) the outstanding shares of Parent Common Stock and Parent Preferred Stock, (ii) the Parent Options and (iii) the Parent Warrants has been issued, and none of the Reserved Parent Common Stock and the Issued Securities will be issued, in violation of the rights of first refusal, preemptive rights or other comparable rights of any Person. The outstanding shares of Parent Common Stock and Parent Preferred Stock have been issued, and any shares of Reserved Parent Common Stock which may be issued upon the conversion of the Parent Preferred Stock or the exercise of Parent Stock Options and Parent Warrants and the Issued Securities, will be issued, in compliance in all material respects with all applicable Federal and state laws and regulations, including securities laws and regulations.

     (b) Except as described in the Parent Disclosure Schedule, there are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any Person any interest in or the right to purchase or otherwise acquire from the Parent or granting to the Parent any interest in or the right to purchase or otherwise acquire from any Person, at any time, or upon the occurrence of any stated event, any securities of the Parent, whether or not presently issued or outstanding, nor are there any outstanding securities of the Parent or any other entity which are convertible into or exchangeable for other securities of the Parent, nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind granting to any Person any interest in or the right to purchase or otherwise acquire from the Parent or any other Person any securities so convertible or exchangeable, nor, to the Knowledge of the Parent, are there any proxies, agreements or understandings with respect to the voting of any voting securities of the Parent or the direction of the business operations or conduct of the Parent or any of its Subsidiaries.

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     Section 4.3 Authority Relative to this Agreement. Each of the Purchaser and the Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall, as of the Closing, have been duly and validly authorized by the respective Boards of Directors of the Parent and the Purchaser and the stockholder of the Purchaser, and no other corporate proceedings on the part of the Parent or the Purchaser are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Parent and the Purchaser and, assuming this Agreement constitutes a legal, valid and binding obligation of the Seller, this Agreement constitutes a legal, valid and binding agreement of the Parent and the Purchaser, enforceable against each of the Parent and the Purchaser in accordance with and subject to its terms and conditions, except insofar as its enforcement may be limited by (a) bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (b) equitable principles limiting the availability of equitable remedies.

     Section 4.4 Consents and Approvals. Except as otherwise required by this Agreement or the Operative Documents, the execution, delivery and performance by the Purchaser and the Parent of this Agreement and the Operative Documents and the consummation of the Transactions by it requires no Consent or Order of, by or in respect of, any Governmental Body or other Person, except as has been received by the Purchaser or the Parent on or prior to the Closing.

     Section 4.5 Licenses; Permits. The Parent possesses all of the Permits required by Applicable Law, and these Permits constitute all of the Permits necessary for the Parent to own, use, operate and lease its property and assets and to carry on its business as it is now being conducted.

     Section 4.6 No Violations. Neither the execution, delivery or performance of this Agreement or the Operative Documents by the Purchaser or by the Parent, nor the consummation by the Purchaser or the Parent of the Transactions will (a) conflict with or result in any breach or violation of any provision of the Certificate of Incorporation or Bylaws of the Purchaser or the Certificate of Incorporation or Bylaws of the Parent, (b) result in a default, or give rise to any right of termination, cancellation or acceleration or loss of any material benefit under any of the provisions of any note, bond, mortgage, indenture, license, trust, agreement, lease or other instrument or obligation to which the Purchaser or the Parent is a party or by which the Purchaser or the Parent may be bound, (c) violate any Order, Applicable Law or Permit applicable to the Purchaser or to the Parent or (d) violate any noncompetition or similar arrangement.

     Section 4.7 Compliance with Law. The Parent has owned and operated its property and assets in compliance with the provisions and requirements of all laws, orders, regulations, rules and ordinances issued or promulgated by all Governmental Authorities having jurisdiction with respect thereto, except where the failure to own and operate such properties and assets in compliance with such provisions and requirements would not reasonably be expected to have a Material Adverse Effect on the Parent or the Purchaser. All Governmental Approvals with regard to the ownership or operation by the Parent and its Subsidiaries of their respective

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property and assets have been obtained, except such Governmental Approvals that, if not obtained, would not, either individually or in the aggregate, have a Material Adverse Effect. No violation exists in respect of such Governmental Approvals, except for any violations thereof by the Parent that would not, either individually or in the aggregate, have a Material Adverse Effect.

     Section 4.8 SEC Reports. Since January 1, 2003, the Parent has timely filed all required forms, reports and documents (the “SEC Reports”) with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder. The Parent’s SEC Reports, including any financial statements or schedules included therein, after giving effect to any amendment or restatement thereof (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and interpretive releases promulgated thereunder. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Parent and its consolidated Subsidiaries included or incorporated by reference in the Parent’s SEC Reports at the time (a) filed complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (b) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and (c) fairly present (subject, in the case of unaudited interim statements, to normal, year-end adjustments) the consolidated financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP. The Parent has not, since June 30, 2002, made any material change in the accounting practices or policies applied in the preparation of its financial statements.

     Section 4.9 Undisclosed Liabilities. The Parent and its Subsidiaries are not liable for or subject to any Liability, except (a) Liability adequately disclosed or reserved for in the most recent consolidated balance sheet of the Parent and its Subsidiaries contained in the Parent’s SEC Reports and not heretofore paid or discharged, (b) Liability under any contract, commitment or agreement specifically disclosed on the Parent Disclosure Schedule or (c) Liability incurred, consistent with past practice, in or as a result of the ordinary course of business of the Parent and its Subsidiaries since the date of its most recent SEC Reports and which would not have Material Adverse Effect on the Parent.

     Section 4.10 Title to the Parent’s Assets. Except as set forth in the Parent Disclosure Schedule or as would not have a Material Adverse Effect on the Parent, the Parent and each of its Subsidiaries has good title to or a valid leasehold interest in or a license to use its respective assets and property reflected on the most recent balance sheet contained in the Parent’s SEC Reports or acquired since the date thereof (other than cash and cash equivalents) free and clear of all Liens, except for Permitted Encumbrances.

     Section 4.11 Actions and Proceedings. Except as set forth in the Parent Disclosure Schedule, there are no outstanding and unsatisfied orders, judgments, injunctions, awards or decrees issued by any Governmental Authority against or involving the Parent that, individually

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or in the aggregate, (i) would have a Material Adverse Effect on the Parent or the Purchaser or involve the potential for loss in the aggregate in excess of $50,000 or (ii) materially impair the ability of the Parent to perform its obligations hereunder. Except as set forth in the Parent Disclosure Schedule, there are no Claims pending or, to the Knowledge of the Parent, Threatened against or involving the Parent, the Purchaser or the Transactions that, individually or in the aggregate, would have a Material Adverse Effect on the Parent or the Purchaser or materially impair the ability of the Parent or the Purchaser to perform its respective obligations hereunder or consummate the Transactions. The Parent SEC Reports set forth a list of all outstanding actions, suits, litigation or legal, administrative, governmental or arbitration proceedings or formal investigations to which the Parent or any of its Subsidiaries is a party, excluding bankruptcies and deficiency collection matters to which any of the Parent Subsidiaries is a party and which are set forth on the Parent Disclosure Schedule.

     Section 4.12 Absence of Certain Changes. Except as disclosed in the Parent Disclosure Schedule and the Parent’s SEC Reports, since December 31, 2003: (a) the Parent and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent) that, individually or in the aggregate, would result in a Material Adverse Effect on the Parent, (b) the Parent and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on the Parent, (c) there has been no dividend or distribution of any kind declared, paid or made by the Parent on any class of its stock except for the dividends to stockholders of the Parent paid during 2004 and disclosed in the Parent’s SEC Reports and prior to the date of this Agreement and (d) there has been no other Material Adverse Effect with respect to the Parent.

     Section 4.13 Environmental Matters. There are no Claims or remediation activities of any nature by any Governmental Authority or any other Person seeking to impose, or that could reasonably result in the imposition on the Parent or any of its Subsidiaries of any material liability or obligation arising under any Environmental Laws, pending or, to the Knowledge of the Parent, Threatened against the Parent or any of its Subsidiaries. To the Knowledge of the Parent, there is no reasonable basis for any such Claim or remediation activity that would impose any material liability or obligation on the Parent or any of its Subsidiaries.

     Section 4.14 Insurance. The Parent has delivered to the Seller true and complete copies of all insurance policies to which the Parent is a Party. All of such policies are valid, outstanding and enforceable and, taken together, provide adequate insurance coverage for the assets and property of the Parent, and there are no unpaid claims thereunder. All premiums due and payable under all such policies have been paid, and to the Knowledge of the Parent, the Parent is in compliance in all material respects with the terms and conditions of all such policies.

     Section 4.15 Brokers. No broker, investment banker or other Person, other than Oasis Capital Partners, LLC (“Oasis”), the fees and expenses of which have been paid by the Parent, is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or the Purchaser. However, Oasis is also entitled to receive, as a success fee, two-year warrants to purchase up to 1% of the Parent Common Stock issued and outstanding after the consummation of the Transactions at an exercise price equal to the average of the mean between

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the closing bid and ask prices for the Parent’s common stock for the fifteen business days immediately subsequent to the closing date of the Transactions. There is no agreement executed by the Parent or the Purchaser which will obligate the Parent or the Purchaser or any of their successors or Affiliates to pay any brokerage or finder’s fee in the future with respect to any type of commercial, corporate, financial, acquisition, banking, borrowing or other business transaction.

     Section 4.16 Funded Debt. Except as set forth in (a) the consolidated balance sheet of the Parent and its consolidated Subsidiaries as of September 30, 2004, and the footnotes thereto set forth in the Parent’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, or (b) the Parent Disclosure Schedule, neither the Parent nor any of its Subsidiaries has any term or funded debt, debt to banks or debt to Affiliates. No event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by the Parent or any of its Subsidiaries, which has not been cured or waived under any agreement or other instrument relating to any funded debt, bank loan or debt to Affiliates.

     Section 4.17 Taxes, Tax Returns. (a) The Parent has delivered to the Seller copies of the federal income Tax Returns of the Parent for each of the last three fiscal years and all schedules and exhibits thereto. Except as set forth on the Parent Disclosure Schedule, the Parent has duly and timely filed in correct form all federal, state and local Tax Returns required to be filed by it on or prior to the date hereof (all such Tax Returns to the Knowledge of the Parent being accurate and complete in all material respects) and, to the Knowledge of the Parent, has duly paid or made provision for the payment of all Taxes and other governmental charges that have been incurred or are due or claimed to be due from them by any Governmental Body (including those due in respect of their properties, income, business, capital stock, franchises, licenses, sales and payrolls) other than Taxes or other charges (i) which are not yet delinquent or are being contested in good faith and set forth in the Parent Disclosure Schedule, (ii) have not been finally determined or (iii) that would not have a Material Adverse Effect on the Parent. The liabilities and reserves for Taxes in the Parent’s financial statements contained in the Parent SEC Reports are sufficient to the Knowledge of the Parent in the aggregate for the payment of all unpaid federal, state and local Taxes, whether or not disputed or accrued, for the period ended September 30, 2004, or for any year or period prior thereto, and for which the Parent may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.

     (b) To the Knowledge of the Parent, (i) proper and accurate amounts have been withheld by the Parent from its employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local Tax Returns which are accurate and complete in all material respects have been filed by the Parent for all periods for which Tax Returns were due with respect to income tax withholding, Social Security and unemployment Taxes and (iii) the amounts shown on such Tax Returns to be due and payable have been paid in full, or adequate provision therefore has been included by the Parent in the most recent Parent SEC Reports.

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     Section 4.18 Parent’s Net Cash Assets. The Parent’s Net Cash Assets are as reflected on the Parent Disclosure Schedule.

     Section 4.19 Employee; Employee Benefits.

     (a) The Parent Disclosure Schedule sets forth the names, job titles and current base compensation (broken down by category, e.g., salary, bonus, commission) of all employees of the Parent (the “Parent Employees”).

     (b) Except as set forth on the Parent Disclosure Schedule, the Parent is in material compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours. To the Knowledge of the Parent, the Parent is not and has not been engaged in any unfair labor practice, and no unfair labor practice complaint against the Parent is pending before the National Labor Relations Board. To the Knowledge of the Parent, there is no labor strike or other labor trouble pending, being Threatened against, or affecting the Parent. To the Knowledge of the Parent, there are presently no attempts to organize non-union employees.

     (c) The Parent Disclosure Schedule sets forth a complete and accurate list of all, to the extent presently in effect, plans, agreements, arrangements, commitments, policies or understandings of any kind (whether written or oral) (i) which relate to employee benefits, (ii) which pertain to or cover present or former employees, retirees, directors, managers or independent contractors (or their beneficiaries, dependents or spouses) of the Parent or its predecessors in interest and (iii) which are currently or expected to be adopted, maintained by, sponsored by, or contributed to by the Parent or any employer which, under Section 414 of the Code, would constitute a single employer with the Parent (a “Parent Affiliate”) or as to which the Parent has any ongoing liability or obligation whatsoever (collectively, “Parent Employee Benefit Plans”), including all: (1) employee benefit plans as defined in Section 3(3) of ERISA, (2) all other deferred compensation, early retirement, incentive, profit-sharing, thrift, stock ownership, stock appreciation rights, bonus, stock option, stock purchase, welfare or vacation, or other nonqualified benefit plans or arrangements and (3) trusts, group annuity contracts, insurance policies or other funding media for the plans and arrangements described hereinabove.

     (d) Except as set forth on the Parent Disclosure Schedule, the Parent, its predecessors in interest and all Parent Affiliates have complied in all material respects with all of their respective obligations with respect to each Parent Employee Benefit Plan (including filing or distributing all reports or notices required by ERISA or the Code and complying with all requirements of Part 6 of ERISA and Code Section 4980B) and have maintained each Parent Employee Benefit Plan in material compliance with all applicable laws and regulations (including ERISA and the Code). Each Parent Employee Benefit Plan, which is an “employee pension benefit plan” as defined in Section 3(2) of ERISA and intended to qualify under Code Sections 401(a) and 501(a) (“Parent Retirement Plans”), has received a favorable determination letter from the Internal Revenue Service, and the Internal Revenue Service has not Threatened or taken any action to revoke any favorable determination letter issued with respect to any such Parent Retirement Plan. No amendment to any Parent Retirement Plan or related trust has been adopted since receipt of the most recent determination letter issued with respect to the Parent Retirement Plan or related trust that would cause disqualification of the Parent Retirement Plan

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or related trust, and no failure to adopt timely amendments to any Parent Retirement Plan as required under ERISA or the Code would cause such disqualification. For purposes of this Section any failure to comply with the tax qualification standards of Code Section 401(a) with respect to any Parent Retirement Plan shall be deemed to be “material”.

     (e) Neither the Parent, its predecessors in interest nor any Parent Affiliate has at any time maintained, sponsored or contributed to any “pension plan” as defined in ERISA Section 3(2) which is subject to Title IV of ERISA or contributed to any such pension plan which is a multiemployer plan as defined in ERISA Section 3(37)(A) and 4001(a)(3).

     Section 4.20 Material Contracts. Except as set forth in the list of material contracts in Part IV, Item 15 of the Parent’s most recent Form 10-K or the Parent Disclosure Schedule, Parent is not a party to or bound by any:

     (a) employment agreement (other than those that are terminable by the Parent without cost or penalty upon 60 days’ or less notice);

     (b) operating or capital lease, whether as lessor or lessee, with respect to any real property;

     (c) contract, whether as licensor or licensee, for the license of any patent, know-how, trademark, trade name, service mark, copyright or other intangible asset (other than mass-market software);

     (d) loan or guaranty agreement, indenture or other instrument, contract or agreement under which any money has been borrowed or loaned or any note, bond or other evidence of indebtedness has been issued;

     (e) mortgage, security agreement, conditional sales contract, capital lease or similar agreement which effectively creates a lien on any assets of the Parent;

     (f) contract restricting the Parent in any material respect from engaging in business or from competing with any other parties;

     (g) plan of reorganization;

     (h) partnership, joint venture or similar agreement;

     (i) collective bargaining agreement;

     (j) “material contract” (as defined in Item 601(b)(10) of Regulation S-K of the SEC);

     (k) contract or commitment (whether written or oral) which continues for a period of more than six months from the date hereof or requires payments, in the aggregate, in excess of $50,000;

     (l) investment banking or other professional service agreement;

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     (m) agreement regarding acquisitions or dispositions of a material portion of the Parent’s assets other than in the ordinary course of the Parent’s business;

     (n) outstanding loan or loan commitment to any Person or any factoring, credit line or subordination agreement; or

     (o) any power of attorney outstanding or any contract, commitment or Liability (whether absolute, accrued, contingent or otherwise), as guarantor, surety, cosigner, endorser, co-maker, indemnitor in respect of the contract or commitment of any other Person.

     All of the foregoing are collectively referred to as the “Parent Material Contracts.” To the extent Parent Material Contracts are evidenced by documents, true and complete copies thereof (and summaries of oral Parent Material Contracts) have been delivered or made available to the Seller. Each Material Contract is in full force and effect. The Parent and, to the best of the Parent’s Knowledge, each other party thereto have in all material respects performed all of the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any Parent Material Contract.

     Section 4.21 Full Disclosure. When taken together with the Parent’s SEC Reports, no representation or warranty made in this Article 4, and no certification furnished or to be furnished by the Parent or the Purchaser pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE 5.
SELLER CLOSING OBLIGATIONS

     At the Closing, the Seller shall deliver to the Parent or otherwise take the following actions, any of which may be waived by the Parent in the Parent’s sole discretion.

     Section 5.1 Closing Documents.

     (a) This Agreement, fully executed by the Seller.

     (b) The Bill of Sale.

     (c) The Consents set forth on Section 5.1(c) of the Seller Disclosure Schedule.

     (d) The Seller’s Disclosure Schedule.

     (e) The Voting Agreement, fully executed by the Seller.

     (f) A certificate of its Secretary certifying true and correct copies of the Seller’s certificate of incorporation (as amended), bylaws (as amended), resolutions of its Board of Directors and stockholders authorizing this Agreement, and a Certificate of Good Standing from the Secretary of State of Delaware.

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     (h) An assignment and assumption agreement, in the form attached as Exhibit E (the “Assignment and Assumption Agreement”).

     Section 5.2 Other Actions. The Seller shall provide the names and all pertinent information to identify those individuals nominated by the Seller to the Parent’s Board of Directors, and the Parent’s Board of Directors shall take all action to appoint those individuals to the Parent’s Board of Directors as soon as practicable following the Closing.

ARTICLE 6.
PARENT AND PURCHASER CLOSING OBLIGATIONS

     At the Closing, the Parent and, where applicable, the Purchaser, shall deliver to the Seller or otherwise take the following actions, any of which may be waived by the Seller in the Seller’s sole discretion:

     Section 6.1 Closing Documents.

     (a) This Agreement, fully executed by each of the Parent and the Purchaser.

     (b) A written resignation, in form and substance reasonably satisfactory to the Seller, form each of the individuals serving as directors of the Parent as of the Closing Date, specifying that such director shall resign, as of the date of the filing of the Certificate of Amendment, as hereafter defined.

     (c) The Parent’s Disclosure Schedule.

     (d) The Voting Agreement, fully executed by all of the holders of the Series B Preferred Stock and Series D Preferred Stock and the Parent.

     (e) A certificate of the Secretary of the Parent certifying true and correct copies of the Parent’s certificate of incorporation (as amended), bylaws (as amended), resolutions of its Board of Directors authorizing this Agreement, and a Certificate of Good Standing from the Secretary of State of each of Delaware and Texas.

     (f) A certificate of the Secretary of the Purchaser certifying true and correct copies of the Purchaser’s certificate of incorporation( as amended), bylaws (as amended), resolutions of its Board of Directors and stockholders authorizing this Agreement, and a Certificate of Good Standing from the Secretary of State of Delaware.

     (g) The Assignment and Assumption Agreement.

     (h) Any consents required for the Parent to register shares of its Common Stock pursuant to Section 8.1(d), below.

     Section 6.2 Other Actions.

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     (a) The Parent shall file the Certificate of Designation for the Parent’s Series E Preferred Stock with the Delaware Secretary of State, and provide evidence to the Seller regarding same.

     (b) The Parent shall issue the Common Stock Consideration and the Preferred Stock Consideration to the Seller and provide stock certificates or book entries evidencing same.

     (c) The Parent or the Purchaser shall have entered into employment arrangements with Seller’s employees on terms acceptable to the Seller.

ARTICLE 7.
AMENDMENTS; WAIVER

     Section 7.1 Amendment. This Agreement may be amended only by means of an instrument in writing signed on behalf of all the Parties.

     Section 7.2 Extension; Waiver. The Parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Seller, the Parent and the Purchaser, may (a) extend the time for the performance of any of the obligations or other acts of any other applicable Party hereto, (b) waive any inaccuracies in the representations and warranties contained herein by any other applicable Party or in any document, certificate or writing delivered pursuant hereto by an other applicable Party or (c) waive compliance with any of the agreements of any other applicable Party or with any conditions to its own obligations. Any agreement on the part of any other applicable Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

ARTICLE 8.
POST-CLOSING COVENANTS

     Section 8.1 Further Actions Required. The Parties agree to take the following actions at or following the Closing of the Transactions:

     (a) The Parent’s Board of Directors shall, as of the Closing, take all action necessary to appoint the three individuals listed on Schedule 8.1 to the offices set forth opposite their name and to authorize six (6) director places for the Parent’s Board of Directors.

     (b) The Parent shall file (i) a Form 8-K to report the change of control and material acquisition represented by the Transactions within four business days after the Closing, and (ii) a Form 8-K/A within 75 days after the Closing containing the audited financial statements of the Seller as required by such Form 8-K. The Seller shall cooperate fully in these filings, and shall provide, in consultation with legal counsel, adequate and accurate information about the Seller to enable the Parent to include in these filings the equivalent of Form 10 disclosure information about the consolidated operations of the Parent and the Seller.

     (c) The Parent shall file a Schedule 14A or 14C with the SEC as promptly as practicable after the Closing in connection with the Special Stockholders Meeting to approve the amendment to the Parent’s Certificate of Incorporation, in substantially the form attached hereto as Exhibit D (the “Certificate of Amendment”).

ASSET PURCHASE AGREEMENT — Page 28

     (d) At the Seller’s request, the Parent shall take, at its expense, all reasonably appropriate actions necessary to register as promptly as practicable the shares of the Parent’s common stock that is represented by the (i) Common Stock Consideration and (ii) the common stock for which the Preferred Stock Consideration shall be convertible into (the “Registrable Shares”) under the Securities Act; provided, if such action would cause the Parent to breach any obligation under any agreement which is in force and effect as of the Closing Date, the Parent shall use its best reasonable efforts to obtain any necessary waivers or consents or take any other action necessary to avoid such a breach, including registering the shares of the Parent capital stock held by the parties to such agreement, but shall not otherwise be obligated to register the Registrable Shares if such consents, waivers, or accommodations cannot be reasonably obtained.

ARTICLE 9.
MISCELLANEOUS

     Section 9.1 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 9.2 Survival. The representations and warranties in Articles 3 and 4 shall not survive the Closing. All covenants and other agreements set forth herein shall survive the Closing for a period of two years.

     Section 9.3 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

     Section 9.4 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

     Section 9.5 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by telecopy, by overnight courier or sent by certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, or when so received by facsimile or courier, or if mailed, three calendar days after the date of mailing, as follows (or at such other address for a Party as shall be specified by like notice):

If to the Seller:	Berliner Communications, Inc.
Attn: Mr. Richard Berliner
20 Bushes Lane
Elmwood Park, NJ 07407
Fax: (201) 791-3555

ASSET PURCHASE AGREEMENT — Page 29

with a copy (which shall not constitute notice) to:	Lowenstein Sandler PC Attn: Robert G. Minion, Esq. 65 Livingston Avenue Roseland, NJ 07068 Fax: (973) 597-2400

If to the Parent or the Purchaser:	Novo Networks, Inc.
Attn: Mr. Steven W. Caple
2311 Cedar Springs Road, Suite 400
Dallas, TX 75201
Fax: (214) 777-4103

with a copy (which shall not constitute notice) to:	Andrews & Kurth LLP Attn: Victor B. Zanetti, Esq. 1717 Main Street, Suite 3700 Dallas, TX 75201 Fax: (214) 659-4890

     Section 9.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. All actions and Proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the State of Delaware.

     Section 9.7 Consent to Jurisdiction; Venue; No Trial by Jury. Each of the Parties irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware, for the purpose of any action or Proceeding arising out of or relating to this Agreement, and each of the Parties irrevocably agrees that all claims in respect to such action or Proceeding shall be heard and determined exclusively in any Delaware state or federal court. Each of the Parties agrees that a final judgment in any action or Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties irrevocably consents to the service of any summons and complaint and any other process in any action or Proceeding relating to the Transactions, on behalf of itself or its property, by the delivery of copies of such process to such Party in the same manner as notice is to be provided pursuant to Section 9.5. Nothing in this Section 9.7 shall affect the right of any Party hereto to serve legal process in any other manner permitted by law. Each Party acknowledges and agrees that any controversy, which may arise under this Agreement, is likely to involve complicated and difficult issues, and therefore, each Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect to any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (i) no Representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such Party understands and has considered the implications of this waiver, (iii) each such Party makes this waiver voluntarily and (iv) each such Party has been induced to enter into this Agreement by, among other things, the waivers and certifications in this Section 9.7.

ASSET PURCHASE AGREEMENT — Page 30

     Section 9.8 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement. A signed signature page telecopied by one Party to another Party shall be deemed to constitute an original.

     Section 9.10 Expenses. Except as otherwise provided herein, the Parent, the Purchaser and Seller shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

     Section 9.11 Performance by the Purchaser. The Parent agrees to cause the Purchaser to comply with its obligations hereunder and to cause the Purchaser to consummate the Transactions as contemplated herein.

     Section 9.12 Public Announcements. The Parent and the Seller will consult with each other before issuing any press release or otherwise making any public statements with respect to the existence of this Agreement or the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or applicable regulation.

[signature page follows]

ASSET PURCHASE AGREEMENT — Page 31

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

SELLER:

BERLINER COMMUNICATIONS, INC., a Delaware corporation

By:	/s/ Richard M. Berliner
Name:	Richard M. Berliner
Title:	President & Chief Executive Officer

PURCHASER:

BCI COMMUNICATIONS, INC., a Delaware corporation

By:	/s/ Steven W. Caple
Name:	Steven W. Caple
Title:	President

PARENT:

NOVO NETWORKS, INC., a Delaware corporation

By:	/s/ Steven W. Caple
Name:	Steven W. Caple
Title:	President

ASSET PURCHASE AGREEMENT — Page 32

ANNEX C

Form of Voting Agreement

February 7, 2005

Dear________:

     This letter confirms our agreement (the “Voting Agreement”) regarding the shares ($0.00002 par value per share) of Common Stock (“Common Stock”); Series B Convertible Preferred Stock (the “Series B Stock”); Series D Convertible Preferred Stock (the “Series D Stock”); and Series E Convertible Preferred Stock to be issued to the Company (as defined below) (the “Series E Stock,” and together with the Series B Stock and the Series D Stock, the “Preferred Stock”) of Novo Networks, Inc., a Delaware corporation (the “Parent”), beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by you and any other shares of Common Stock or Preferred Stock as to which you may hereafter acquire beneficial ownership. All of such shares of Common Stock and Preferred Stock beneficially owned by you, as reflected on Exhibit A hereto, are referred to herein as the “Shares.” In order to induce the Parent and Berliner Communications, Inc., a Delaware corporation (the “Company”), to enter into an Asset Purchase Agreement to be executed by and among the Parent, BCI Communications, Inc., a Delaware corporation and wholly owned subsidiary of the Parent (the “Sub”), and the Company (the “Purchase Agreement”), a working copy of which is attached hereto as Exhibit B, whereby the Sub will acquire all or substantially all of the assets and liabilities of the Company (the “Acquisition”), you, the Parent, and the Company, both as a party to the Purchase Agreement and in its capacity as a holder of Common Stock and as the sole holder of the Series E Stock, hereby agree as follows (capitalized terms used herein, but not otherwise defined, will have the meanings ascribed to them in the Purchase Agreement):

Approval of the Holders of the Common Stock, Together With the Holders of the Series D Stock and the Series E Stock, Voting as a Class, as Well as the Approval of the Holders of the Series B Stock, the Series D Stock, and the Series E Stock, Each Voting Separately as a Class

     If you are a holder of Shares of Common Stock, Series B Stock, Series D Stock, or Series E Stock, you hereby agree to vote or cause to be voted all of the Shares over which you have, or will have, voting power

(i)	in favor of the approval and adoption of the Purchase Agreement and the transactions contemplated thereby;

(ii)	in favor of the approval and adoption of the certificate of amendment to the Parent’s certificate of incorporation, a copy of which is attached hereto as Exhibit C (the “Certificate of Amendment”), which will, among other things, effect a name change of the Parent, increase the amount of authorized Common and Preferred Stock, and effect a reverse split of the Common and Preferred Stock;

(iii)	in favor of agreements with the holders of the Preferred Stock to amend the terms of the Preferred Stock as set forth in the Certificate of Amendment; and

(iv)	to cause the immediate conversion of all issued and outstanding Shares of Preferred Stock into Common Stock upon the filing of the Certificate of Amendment with the Delaware Secretary of State (the “Effective Time”).

Approval of the Holders of the Series D Stock, Voting as a Class

     If you are a holder of Shares of Series D Stock, you hereby further agree with respect to all such Shares

(i)	from and after the date of the closing of the Acquisition, you will be deemed to have (a) waived all of your future rights, as a holder of Series D Stock, to the quarterly dividends provided for in Section 1 of the Series D Certificate of Designation, and payable after December 31, 2004 (the “Series D Future Dividends”), without affecting your right to receive dividends that have accrued through December 31, 2004, regardless of whether the Series D Future Dividends are payable in cash or stock, and (b) release the Parent from its obligation to pay the Series D Future Dividends notwithstanding anything to the contrary in the Series D Certificate;

(ii)	for purposes of Section 2.4 of the Series D Certificate of Designation, you (a) acknowledge that the liquidation preference granted to the Series E Convertible Preferred Stock that the Parent will issue to the Company as consideration for the Acquisition (the “Series E Stock”) will not constitute a liquidation preference greater in amount than the purchase price of the Series E Stock, plus dividends, if any, accrued but unpaid on such purchase price and (b) waive any right that you have to challenge or otherwise dispute such a determination; and

(iii)	for purposes of Section 2.3(a) of the Series D Certificate of Designation, the Parent will not be required to treat the issuance of the Series E Stock to the Company as a liquidation, dissolution, or winding up of the affairs of the Parent.

Approval of the Holders of the Series B Stock and the Series D Stock, Each Voting Separately as a Class

     If you are a holder of Shares of Series B Stock or Series D Stock, with respect to all such Shares you hereby agree, consent to, and approve of the issuance of the Series E Stock to the Company.

Approval of the Holders of the Series B Stock, the Series D Stock, and the Series E Stock, Each Voting Separately as a Class

     If you are a holder of Shares of Series B Stock, the Series D Stock, and the Series E Stock, upon issuance, with respect to all such Shares you hereby approve, consent to, and agree that regardless of the provisions set forth in the respective certificates of designation for the Series B Stock, the Series D Stock, and the Series E Stock, as such provisions exist at the current time (and without affecting the obligations of the holders of the Preferred Stock to effect the conversion of the Preferred Stock into Common Stock upon the effectiveness of the Certificate of Amendment), in the event of any voluntary or involuntary liquidation (whether complete or partial), dissolution, or winding up of the Parent (including a Deemed Liquidation as defined in the Series D Certificate of Designation), that prior to the holders of the Common Stock receiving any proceeds from such a liquidation event, the holders of the Preferred Stock will share ratably in the collective value of

(i)	the liquidation preference of the Series B Stock as of December 31, 2004;

(ii)	the liquidation preference of the Series D Stock as of December 31, 2004; and

(iii)	the agreed upon liquidation value of the Series E Stock as designated in the Purchase Agreement;

in the following percentages: 6.57% to the holders of the Series B Stock; 13.82% to the holders of the Series D Stock; and 79.61% to the holders of the Series E Stock.

Agreement Among the Holders of the Series B Stock and the Series D Stock

     If you are a holder of the Series D Stock, you hereby agree that, during the period beginning on the date of the closing of the Acquisition and until the Effective Time, you will exercise your right to designate one (1) of the three (3) members not selected by the Company to the Parent’s board of directors (the “Board”) in consultation with the holders of the Series B Stock.

Agreement Among the Holders of the Series B Stock, the Series D Stock, and the Company

     The Company hereby agrees that, for the period beginning on the Effective Time and continuing until the date that the current holders of the Series B Stock and the Series D Stock (the “Converted Preferred Stockholders”) collectively hold less than 30% of the shares of Common Stock held by the Converted Preferred Stockholders at the Effective Time, the Company will nominate for election, vote all shares of Parent’s Common Stock that the Company now holds or will hold in the future for, and otherwise support, one (1) individual designated by the holders of 75% of the Common Stock held by the Converted Preferred Stockholders to the Parent’s Board, assuming that there are five (5) directors, or such other number of director designees as will equal 20% of the total membership of the Parent’s Board in the event of any increase. The Company also hereby agrees not to vote to remove any such director designee unless such removal is requested in writing by holders of 75% of the Common Stock then held by the Converted Preferred Stockholders. If any such director designee ceases, for any reason, to serve as a member of the Parent’s Board during his or her term of office, the Company also hereby agrees to vote all shares of the Parent’s Common Stock that the Company now holds or will hold in the future for the election of such new director designee as will be recommended in writing by the holders of 75% of the Common Stock then held by such Converted Preferred Stockholders.

     Notwithstanding anything to the contrary in this Voting Agreement, nothing herein will require any of us to hold any shares of the Parent’s Common or Preferred Stock that we may own for any specified period of time or restrict or limit in any manner or rights to sell, pledge, transfer, distribute or otherwise dispose of such shares.

Granting Your Proxy

     In furtherance of your agreement herein to vote the Shares in accordance with the terms of this Voting Agreement, you hereby revoke any and all previous proxies with respect to any of the Shares and grant to the Parent and the Company and such individuals or corporations as the Parent and the Company may reasonably designate an irrevocable proxy to vote all of the Shares in accordance with this paragraph on any matters that may be presented to stockholders of the Parent with respect to the matters referred to in the second paragraph above. You hereby acknowledge that the proxy granted by the foregoing sentence is coupled with an interest and is irrevocable. In addition, you hereby agree to execute such additional documents and take such other action as the Parent and the Company may reasonably request to effectuate its proxy and voting rights under this paragraph. Notwithstanding anything to the contrary in this Voting Agreement, the obligation for you to vote the Shares and the proxy granted to the Parent and the Company hereby will automatically terminate and be of no further force and effect upon the Expiration Date (as defined below).

     Notwithstanding anything to the contrary in this Voting Agreement, the Parent and the Company understand and acknowledge that you will have no obligation, as a result of this Voting Agreement, to exercise stock options or other derivative securities exercisable, exchangeable, or convertible into shares of Common Stock.

Miscellaneous Provisions

     You hereby represent and warrant as to the Shares, except as otherwise disclosed on Schedule I hereto, that

(i)	you are the sole record and beneficial owner of and have full right, power, and authority to sell and vote the Shares, or if you are not the sole beneficial and record owner, you have the full right, power, and authority to vote the Shares, and in either event, this Voting Agreement is a valid and binding agreement, enforceable against you, in accordance with its terms;

(ii)	neither the execution of this Voting Agreement nor the consummation by you of the transactions contemplated hereby will constitute a violation of, conflict with, or default under, any contract, commitment, agreement, understanding, arrangement, or restriction of any kind to which you are a party or by which you or the Shares are bound; and

(iii)	during the term of this Voting Agreement, the Shares will be held by you free and clear of all proxies, voting trusts, and other voting agreements, understandings, or arrangements providing for any right on the part of any person other than you to vote the Shares except any such understandings arising under this Voting Agreement.

     The Parent and the Company hereby represent and warrant that they have the corporate power and are duly authorized to enter into this Voting Agreement.

     We each hereby agree that you are not making any agreement or understanding herein in any capacity other than as a stockholder of the Parent or the Company. If you are, or any of your Affiliates, employees, or agents is an officer or member of the board of directors of the Parent or the Company, nothing herein will in any way limit or affect actions taken by you or them in such capacity, and no action taken in furtherance of your or their fiduciary duties as an officer or director of the Parent or the Company will be deemed to be a breach of the provisions of this Voting Agreement.

     We each hereby agree that this Voting Agreement creates legally binding commitments, enforceable in accordance with their terms. This Voting Agreement

(i)	constitutes the entire agreement among us with respect to the subject matter hereof;

(ii)	supersedes all other prior agreements and understandings, both written and oral, between us with respect to the subject matter hereof; and

(iii)	is not intended to confer upon any other person any rights or remedies hereunder.

     You hereby agree that, during the term hereof, this Voting Agreement, and your obligations hereunder, will attach to the Shares and will be binding upon any person or entity to which legal or beneficial ownership of the Shares may pass, whether by operation of law or otherwise, including, without limitation, and if applicable, your heirs, guardians, administrators, successors, and assigns, and that any subsequent holder of any Shares will take them subject to this Voting Agreement and will take all necessary actions to become a party hereto as reasonably requested by the Parent and the Company.

     This Voting Agreement will become effective and binding upon you, the Parent, the Company, and any other signatories as of the date that holders of 66.67% of the Series B Stock and holders of 66.67% of the Series D Stock become parties hereto, regardless of whether additional holders of the Common Stock, the Series B Stock, the Series D Stock, or the Series E Stock become additional parties hereto after such date. This Voting Agreement will terminate, and all rights and obligations of the parties hereto will terminate, upon the Expiration Date. For purposes of this Voting Agreement, we each hereby agree that the term “Expiration Date” will mean the date and the time of the earlier of

(i)	our written consent;

(ii)	the termination of the Purchase Agreement in accordance with its terms; or

(iii)	the Effective Time.

     No such termination will relieve any of us from liability for any willful breach of this Voting Agreement occurring prior to the Expiration Date.

     We each hereby agree that irreparable damage would occur in the event that any provision of this Voting Agreement is not performed in accordance with its terms or is otherwise breached. Accordingly, we hereby agree that each of us will be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Voting Agreement and to enforce specifically the terms and provisions contained herein, in any court of the United States or any state having jurisdiction, this right being without prejudice to the remedies otherwise available at law or in equity. This Voting Agreement will be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware. We each hereby agree to pay our own expenses in connection with the execution and performance of this Voting Agreement.

     If any term, provision, covenant, or restriction of this Voting Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained herein will remain in full force and effect and will in no way be affected, impaired, or invalidated.

     This Voting Agreement may be signed in multiple counterparts. All of such executed counterparts, and each of them, will be deemed to be one and the same instrument. Signatures that are submitted via facsimile transmission will be deemed to be the equivalent of original signatures.

[Signature Pages Follow]

     Please indicate your agreement by signing this Voting Agreement in the space provided on the following page, whereupon a binding agreement will have been formed between us in respect of the foregoing.

Very truly yours,

NOVO NETWORKS, INC.

By:	/s/ Steven W. Caple

Steven W. Caple President

BERLINER COMMUNICATIONS, INC.

By:	/s/ Richard M. Berliner

Richard M. Berliner
President & Chief Executive Officer

Acknowledged and agreed as of the date first written above.

Authorized Signature:

Title (if Applicable):

Name of Signatory:

Owner of Shares:

February 16, 2005

To All Holders of Our Series B, Series D, and Series E Convertible Preferred Stock:

      This letter is being sent to clarify two potential ambiguities in our agreement (the “Voting Agreement”) regarding the shares ($0.00002 par value per share) of common stock (the “Common Stock”), Series B Convertible Preferred Stock (the “Series B Stock”), Series D Convertible Preferred Stock (the “Series D Stock”), and Series E Convertible Preferred Stock (the “Series E Stock,” and together with the Series B Stock and the Series D Stock, the “Preferred Stock”), which will be issued to Berliner Communications, Inc. (the “Company”), of Novo Networks, Inc., a Delaware corporation, that are beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by you and any other shares of Common Stock or Preferred Stock as to which you may hereafter acquire beneficial ownership. Capitalized terms used herein, but not otherwise defined, will have the meanings ascribed to them in the Voting Agreement.

1.	Under the heading Miscellaneous Provisions in the Voting Agreement, we note that the representation and warranty under the first subsection (iii) should be construed only to be a representation and warranty as to the date that you executed the Voting Agreement, and will not be construed as continuing representation or warranty or covenant reaching past such execution date; and

2.	While the Voting Agreement will terminate, and all rights and obligations of the parties thereto will terminate, upon the Expiration Date, the provisions for the selection of a board designee set forth under the heading Agreement Among the Holders of the Series B Stock, the Series D Stock, and the Company in the Voting Agreement will not terminate and will survive the termination of the remaining provisions of the Voting Agreement until such time as the Converted Preferred Stockholders collectively hold less than 30% of the shares of Common Stock held by the Converted Preferred Stockholders at the Effective Time.

Very truly yours, NOVO NETWORKS, INC.
By:
Steven W. Caple
President

ACKNOWLEDGMENT

      IN WITNESS WHEREOF, the undersigned, Berliner Communications, Inc., hereby acknowledges and agrees to the matters set forth in paragraphs 1 and 2 of the notice, dated February 16, 2005, to the holders of Series B, Series D, and Series E Convertible Preferred Stock of Novo Networks, Inc., to which this Acknowledgment is attached.

BERLINER COMMUNICATIONS, INC.
By:	/s/ Richard M. Berliner
Richard M. Berliner
President & Chief Executive Officer

Dated: February 25, 2005

NOVO NETWORKS, INC.

SCHEDULE OF DIFFERENCES TO
EXHIBIT 9.2 — FORM OF VOTING AGREEMENT

Stockholder	Address	Authorized Signatory

Rock Creek Partners II, Ltd.	1200 Riverplace Blvd., Suite 902	By Rock Creek Capital II, Ltd.,
	Jacksonville, Florida 32207	its General Partner,
By Rock Creek Capital Group, Inc., its General Partner
By Ashton Hudson, Vice President

Goff Moore Strategic Partners, L.P.	777 Main Street, Suite 2250 Fort Worth, Texas 76201	By GMSP Operating Partners, L.P., its general partner By GMSP, L.L.C., its general partner By John C. Goff, Managing Principal

John C. Goff	c/o Goff Moore Strategic Partners, L.P.	John C. Goff
777 Main Street, Suite 2250
Fort Worth, Texas 76201

Hugh M. Balloch	c/o Goff Moore Strategic Partners, L.P. 777 Main Street, Suite 2250 Fort Worth, Texas 76201	Hugh M. Balloch

GNA Investments I, L.P.	c/o Goff Moore Strategic Partners, L.P.	By Goff Moore Strategic Partners, L.P.
	777 Main Street, Suite 2250	By GMSP Operating Partners, L.P., its general partner
	Fort Worth, Texas 76201	By GMSP, L.L.C., its general partner
By John C. Goff, Managing Principal

Darla D. Moore	c/o Goff Moore Strategic Partners, L.P.	Darla D. Moore
	777 Main Street, Suite 2250	By Melissa T. Parrish,
	Fort Worth, Texas 76201	Attorney-in-fact

Courtney E. Rainwater	c/o Goff Moore Strategic Partners, L.P.	Courtney E. Rainwater
	777 Main Street, Suite 2250	By Melissa T. Parrish,
	Fort Worth, Texas 76201	Attorney-in-fact

Matthew J. Rainwater	c/o Goff Moore Strategic Partners, L.P.	Matthew J. Rainwater
	777 Main Street, Suite 2250	By Melissa T. Parrish,
	Fort Worth, Texas 76201	Attorney-in-fact

R. Todd Rainwater	c/o Goff Moore Strategic Partners, L.P.	R. Todd Rainwater
	777 Main Street, Suite 2250	By Melissa T. Parrish,
	Fort Worth, Texas 76201	Attorney-in-fact

Stockholder	Address	Authorized Signatory

Richard E. Rainwater	c/o Goff Moore Strategic Partners, L.P.	Richard E. Rainwater
	777 Main Street, Suite 2250	By Melissa T. Parrish,
	Fort Worth, Texas 76201	Attorney-in-fact

Richard P. Ruocchio	c/o Goff Moore Strategic Partners, L.P.	Richard P. Ruocchio
777 Main Street, Suite 2250
Fort Worth, Texas 76201

Fayez Sarofim Investment Partnership No. 5 L.P.	Two Houston Center, Suite 2907 Houston, Texas 77010	By FSI No. 2 Corporation, its Managing General Partner By Raye G. White, Executive Vice President

CB Private Equity Partners, L.P.	c/o Crossbow Equity Partners One North Clematis Street, Suite 510 West Palm Beach, Florida 33401	By Crossbow Equity Partners L.P. By Stephen J. Warner